SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12

                    THE FIRST CONNECTICUT CAPITAL CORPORATION
                (Name of Registrant as specified in its charter)

               Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required
[ ]   $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l) or 14a-6(i)(2).
[ ]   $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)   Proposed maximum aggregate value of transaction: $1,400,000.

(5)   Total fee paid: $ 280.00

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                              THE FIRST CONNECTICUT
                               CAPITAL CORPORATION
                             1000 Bridgeport Avenue
                           Shelton, Connecticut 06484

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

           NOTICE is hereby given that the Annual Meeting of Stockholders of THE FIRST CONNECTICUT CAPITAL CORPORATION (the "Company") will be held at the First Union Bank, Shelton Square Office, Greater Valley Chamber of Commerce, Conference Room, 2nd Floor, 900 Bridgeport Avenue, Shelton, Connecticut on [DAY], [DATE] at 9:30 a.m. for the following purposes:

     1.   To elect five Directors ;

     2.   To consider, vote upon and adopt the 2002 Equity Incentive Plan;

     3. To consider, vote upon and approve the agreement for the sale of the Company's business and assets (the "Asset Purchase Agreement");

     4. To consider, vote upon and approve an agreement for the sale of 250,000 shares of the Company's common stock and warrants to purchase 200,000 shares of the Company's common stock (the "Stock Purchase Agreement");

     5. To consider, vote upon and approve an amendment to the Company's Certificate of Incorporation, as amended, to change the Company name from The First Connecticut Capital Corporation to FCCC, Inc.;

     6. To approve the appointment of the firm of Saslow Lufkin & Buggy, LLP as auditors of the Company for the fiscal year ending March 31, 2003; and

     7. To transact any other business that may properly come before the meeting or any adjournment thereof.

          Only stockholders of record on the books of the Company at close of business on [RECORD DATE] will be entitled to notice of and the right to vote at the meeting.

          You are cordially invited to attend this meeting. For your review we have enclosed a copy of the Company's Annual Report on Form 10-KSB for the fiscal years ended March 31, 2002 and March 31, 2001 and the Form 10-QSB for the quarter ended June 30, 2002, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Whether or not you plan to be present, kindly fill in, date and sign the enclosed proxy exactly as your name appears on the proxy and mail it promptly so your vote can be recorded. Your vote is important regardless of the number of shares you own. A return envelope is enclosed for your convenience which requires no postage if mailed within the United States. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting. Prior to the actual voting thereof, a proxy may be revoked by the person executing such proxy by filing with the Secretary of the Company an instrument of revocation, by a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

Dated: September , 2002
                                        By order of the Board of Directors,



                                        Lawrence R. Yurdin
                                        PRESIDENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              THE FIRST CONNECTICUT
                               CAPITAL CORPORATION
                             1000 Bridgeport Avenue
                           Shelton, Connecticut 06484
                               -------------------

                                 PROXY STATEMENT
                               -------------------


                               GENERAL INFORMATION


          The enclosed proxy is solicited by the Board of Directors of The First Connecticut Capital Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:30 a.m. on [DAY], [DATE] at the First Union Bank, Shelton Square Office, Greater Valley Chamber of Commerce, Conference Room, 2nd Floor, 900 Bridgeport Avenue, Shelton, Connecticut or any adjournment thereof for the purposes set forth in the attached Notice of Meeting. The approximate date on which this Proxy Statement and the enclosed proxy is first sent or given to stockholders is [DEF14A MAILING DATE].

          The shares represented by a duly executed proxy received by the Secretary in the accompanying form prior to the meeting and not revoked will be voted and, if a choice is specified in the spaces provided therefor in the proxy, then the shares will be voted in accordance therewith. In the absence of such instructions, the holders of the proxy will vote FOR the election of directors and IN FAVOR OF the proposals set forth in the Notice of Meeting. If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in accordance with their best judgment. Any stockholder giving a proxy may revoke it by giving written notice to the Secretary of the Company at any time prior to its use at the meeting. The mailing address of the principal executive office of the Company is 1000 Bridgeport Avenue, Shelton, Connecticut 06484.

          In addition to the enclosed copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 and March 31, 2001 and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002, the Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, an additional copy of the Annual and Quarterly Reports. Requests should be directed by mail to Lawrence R. Yurdin, President, The First Connecticut Capital Corporation, 1000 Bridgeport Avenue, Shelton, Connecticut 06484.


RECORD DATE AND VOTING RIGHTS

          The Board has fixed the close of business on [RECORD DATE] (the "Record Date") as the date for the determination of Company's stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 1,173,382 shares of Common Stock outstanding. Only stockholders on the Record Date are entitled to notice of and to vote at the Annual Meeting of Shareholders or any continuation or adjournment thereof. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on the Record Date, shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof. The present directors and officers of the Company, currently holding approximately 104,435 shares (8.9%) of the outstanding Common Stock of the Company on the Record Date, intend to vote "FOR" the slate of directors, "FOR" the adoption of the 2002 Equity Incentive Plan, "FOR" the approval of the Asset Purchase Agreement, "FOR" the approval of the Stock Purchase Agreement, ,"FOR" the approval of the amendment to the Company's Certificate of Incorporation, as amended, to change the corporate name and "FOR" the appointment of auditors for the Company for the fiscal year ended March 31, 2002.

VOTES REQUIRED FOR APPROVAL

     o The Election of Directors, the approval of the Stock Purchase Agreement and the appointment of the auditors require the affirmative vote of a majority of the votes cast at the Annual Meeting.

     o The adoption of the 2002 Equity Incentive Plan and the approval of the amendment to the Company's Certificate of Incorporation, as amended , require the affirmative vote of a majority of the Common Stock issued and outstanding as of the Record Date.

     o The approval of the Asset Purchase Agreement requires the affirmative vote of two thirds of the Common Stock issued and outstanding as of the Record Date.

          Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Annual Meeting will be deemed not to have voted and therefore have the effect of a negative vote on the Asset Purchase Agreement, the Stock Purchase Agreement, the appointment of auditors, the adoption of the 2002 Equity Incentive Plan and the amendment to the Certificate of Incorporation, as amended.

DIRECTORS AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors held 3 meetings in Fiscal Year 2001 and 2 meetings in Fiscal Year 2002. The Board of Directors has a standing Audit Committee, Stock Option Committee and Compensation Committee, but no Nominating Committee. Members of the Audit Committee are Messrs. Lawrence R. Yurdin and Jan
E. Cohen. This Committee met 1 time in Fiscal Year 2001 and 1 time in Fiscal Year 2002 to review audit procedures and internal controls with the independent auditors and to review results of compliance audits conducted by various government agencies. The Stock Option Committee is composed of the entire Board of Directors and met 2 times in Fiscal Year 2001 and 2 times in Fiscal Year 2002. All directors attended over seventy-five percent of the Board meetings and the Committees of the Board of which they are members. Directors, except Messrs. Engelson and Yurdin, receive a fee of $300.00 per meeting for serving on the Board or such committees. Messrs. Engelson and Yurdin are not compensated independently for their Board service.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS


                                                   BUSINESS EXPERIENCE                               FIRST
                                                   DURING PAST 5 YEARS                              ELECTED
   NAME                    AGE                 AND OTHER DIRECTORSHIPS                            A DIRECTOR
   ----                    ---                 -----------------------                            ----------

  Martin Cohen             68         Founder and former CEO of Marcon Capital
                                      Corporation, a federally licensed Small
                                      Business Investment Company; Former consultant to               --
                                      CS First Boston and Greenwich Capital Corp.,
                                      investment banking firms.

  Michael L. Goldman       41         Principal in the law firm of Goldman, Gruder &                  1998
                                      Woods, LLC;.

  Lawrence R. Yurdin*      62         CEO and President of the Company.                               1986

  Bernard Zimmerman        69         President of Bernard Zimmerman and Co., Director                 --
                                      of Sbarro, Inc., Director of Institute for Cancer
                                      Research and Molecular Medicine, Director of
                                      the M. and A. Sbarro Family Foundation and a Certified
                                      Public Accountant for more than 30 years.

  Jay J. Miller            69         Attorney in private practice, Director of Covista                --
                                      Communications, Inc., a long distance telephone
                                      service provider, Director of AmTrust Financial
                                      Group, Inc., an insurance holding company and
                                      Chairman of the Board of AmTrust Pacific Ltd.,
                                      a New Zealand Real Estate Company.

  ------------------------------------------------------------------------------
          *Mr. Yurdin is the son-in-law of Mr. David Engelson, a current Director of the Company and the current Chairman of the Board, who is not standing for reelection to the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

          The following summary compensation table sets forth certain information regarding the annual and long-term compensation of David Engelson and Lawrence R. Yurdin. No officer of the Company other than Mr. Yurdin received salary and bonus exceeding $100,000.

     NAME AND             FISCAL                                    ALL OTHER
    PRINCIPAL           YEAR ENDED    SALARY    BONUS    OPTIONS   COMPENSATION
    POSITION             MARCH 31      ($)      ($)      GRANTED     ($)_____
--------------------------------------------------------------------------------

David Engelson             2002      $12,000     None      None        None
CHAIRMAN OF THE BOARD      2001      $12,000     None      None        None
                           2000      $11,000     None      None        None

Lawrence R. Yurdin         2002     $109,000     None     28,500       None
PRESIDENT AND CEO          2001      $88,000     None      None        None
                           2000      $83,500     None      None        None

          The Company, with the approval of the Board of Directors, entered into an employment Agreement with Mr. Yurdin as of February 1, 2002 (the "Employment Agreement"). The Employment Agreement provides for an Initial Term of three (3) years, pursuant to which the Company pays Mr. Yurdin an annual base salary of $125,000, plus certain other benefits. The Agreement also provides for the Company to pay to Mr. Yurdin severance benefits in the event of the termination of his employment under certain circumstances. Pursuant to the terms of the transactions described in Proposals 3 and 4 below, Mr. Yurdin will agree to terminate all liability of the Company with respect to the Employment Agreement as a condition to the closing of said transactions.

 SECURITIES OWNERSHIP OF MANAGEMENT AND CURRENT DIRECTORS AS AT AUGUST 31, 2002
 ------------------------------------------------------------------------------

BENEFICIAL OWNER      SHARES  OF      PERCENTAGE  OF    OPTIONS *      PERCENTAGE OF      TOTAL          PERCENTAGE OF
----------------      ------------    --------------    ---------      ---------------    -----------    ----------------
                      COMMON STOCK    OUTSTANDING                      OUTSTANDING        SHARES AND     OUTSTANDING SHARES
                      ------------    --------------                   ---------------    -----------    -------------------
                                      SHARES                           OPTIONS            OPTIONS        (ASSUMING EXERCISE
                                      ------                           -------            -------        ------------------
                                                                                                         OF ALL OUTSTANDING
                                                                                                         ------------------
                                                                                                             OPTIONS)
                                                                                                             --------
David Engelson          43,605             3.72              -0-             -0-           43,605               3.42
                                           ----
Lawrence R. Yurdin      21,707             1.85            28,500           35.00          50,207               3.94
                                           ----
Jan E. Cohen            2,113              .18             16,000            19.6          18,113               1.42
                                           ---
Thomas D'Addario        15,700             1.34            16,000            19.6          31,700               2.48
                                           ----
Michael L. Goldman      16,921             1.44            16,000            19.6          32,921               2.58
                                           ----
Priscilla E. Ottowell    4,389              .37             5,000             6.2            9389                .73
                                            ---

All directors and
executive officers      104,435            8.88            81,500            81.5          185,935             14.60
                                           ----
as a group (six
persons)

*All options set forth above are currently exercisable


OPTION GRANTS TO EXECUTIVE OFFICER IN LAST FISCAL YEAR

          The following table summarizes option grants during the fiscal year ended March 31, 2002 to the named executive officer:

------------------------- ------------------------ ------------------------- -------------------- ----------------
         NAME              NUMBER OF SECURITIES    % TOTAL OPTIONS GRANTED     EXERCISE OR BASE   EXPIRATION DATE
         ----              ---------------------   ------------------------    -----------------  ---------------
                            UNDERLYING OPTIONS     TO EMPLOYEES IN FISCAL       PRICE ($/SHARE)
                            -------------------    -----------------------      ---------------
                                  GRANTED                    YEAR
------------------------- ------------------------ ------------------------- -------------------- ----------------
  LAWRENCE R. YURDIN               28,500                    100                      $.64            05/03/11
  ------------------               ------                    ---                      ----            --------
------------------------- ------------------------ ------------------------- -------------------- ----------------


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

-------------------- ----------- --------- ------------------------------------ --------------------------------
Name                   Shares    Value          Number of Shares Underlying           Value of Unexercised
                      Acquired   Realized   Unexercised Options at Fiscal Year        In-The-Money Options
                         on      ($)                      End (#)                   at Fiscal Year End($)(1)
                      Exercise                 ____________________________        _________________________
                         (#)                     EXERCISABLE UNEXERCISABLE         EXERCISABLE UNEXERCISABLE
                                                 -------------------------         -------------------------

-------------------- ----------- --------- ------------------------------------ --------------------------------
Lawrence R. Yurdin       -0-        -0-          28,500               -0-             -0-                 -0-
------------------
-------------------- ----------- --------- ------------------------------------ --------------------------------

(1) Value is based on the closing sales price of the Company's Common Stock on March 31, 2002 ($.64), the last trading day of the fiscal year ending on said date, less the option exercise price.

Stock Option Plan:

          The Company has one stock option plan, adopted in 1999 (the "1999 Plan") which enable the granting of options to officers and directors to purchase shares of the Company's Common Stock at prices equal to fair market value at the date of the grant. Options issued pursuant to the 1999 Plan expire within 10 years of the grant and vest immediately. The Company previously had a stock option plan that was adopted in 1988. That plan and all options issued thereunder have expired.

          OPTIONS ISSUED PURSUANT TO THE 1999 PLAN: On May 3, 2001, 100,000 options were granted under the 1999 stock option plan at an exercise price of $.64. The options expire ten years from grant date. As of June 30, 2002, 100,000 options were outstanding under the 1999 Plan. No options were exercised or canceled during the year ended March 31, 2002 or the period ended June 30, 2002 and no compensation cost has been recognized for stock options awarded under the 1999 Plan.

          Pursuant to the terms of the transactions described in Proposals 3 and 4 below, the options that the Company has granted pursuant to the 1999 Plan will be amended to provide that all of the holders will be prohibited from publicly offering or selling any shares issuable upon the exercise of such options for a period of eighteen (18) months following the closing of said transactions.

OTHER OPTIONS:

          Subsequent to August 31, 2002, the Company issued a total of 79,500 non-qualified options (the "Other Options) to current and former employees, officers and directors of the Company (not including Mr. Yurdin), whose options have or will terminate as a result of the closing of the transactions contemplated by and described in Proposals 3 and 4 below The Company issued the Other Options in consideration of efforts of the grantees in connection with the transactions described in Proposals 3 and 4 and their continued cooperation with and assistance to the Company after the closing thereof. The granting of the Other Options is subject to and conditioned upon the approval by the stockholders of Proposals 3 and 4 below and the consummation of the transactions contemplated by and described therein. The terms and conditions of the Other Options are identical to the terms and provisions of the options issued under the 1999 Plan, except that they will not terminate upon the holders ceasing to be "Eligible Persons", as defined therein.

TRANSACTIONS WITH MANAGEMENT

          The Company believes that each transaction described in the following section is on terms not less favorable to the Company than terms that could have been obtained in an arms' length transaction with an unaffiliated party.

          Legal services, including representation of the Company on the closing of all new loans, foreclosure proceedings on delinquent loans and general corporate matters are provided by a firm in which Michael L. Goldman, a director of the Company, is a principal. Legal fees paid by the Company (exclusive of fees paid directly by borrowers) for these services were $1,000 for each of the years ended March 31, 2002 and 2001.

          As of June 30, 2002, the Company had two loans with aggregate original principal balances totaling $500,000 ($225,000 which has been retained by the Company) to Sonny Field, LLC. The President of Sonny Field, LLC is a director of the Company. The loan is collateralized by a first mortgage on property owned by Sonny Field, LLC, and is personally guaranteed by the director. The Loan Committee and the Board of Directors approved the loan, which was made upon terms not less favorable than other arm's length transactions entered into by the Company. The loan is secured and is current.

          As of March 31, 2001, the Company had a $120,000 ($50,000 which had been retained by the Company) loan outstanding to CF Industries, Inc. The President of CF Industries, Inc. is a director of the Company. The loan was collateralized by a first mortgage on property owned by CF Industries, Inc. and is personally guaranteed by the director. The Loan Committee and the Board of Directors approved the loan which was made upon terms not less favorable than other arm's length transactions entered into by the Company. The loan was fully repaid during Company's 2002 fiscal year.

          The Company utilizes the appraisal services of Larson Associates, LLC for the majority of the Company's appraisal needs. Larson Associates, LLC is owned by the Company's President, who is also a director. The Company does not pay for these appraisal services since the fees are paid by the borrowers. Larson Associates, LLC performs appraisals for a number of other clients in addition to the Company. Management of the Company believes that all appraisals performed by Larson Associates, LLC were performed in an unbiased manner and represent proper market valuations.

          The Company sub-leases office space to Larson Associates, LLC on a monthly basis. The amount received from Larson Associates, LLC for each of the years ended March 31, 2002 and 2001 was $5,000.

          During 2002 and 2001 the Company sold loans to the First Connecticut Capital Mortgage Fund A, Limited Partnership ("Limited Partnership A") and the First Connecticut Capital Limited Partnership Mortgage Fund B, Limited Partnership ("Limited Partnership B"). In addition, the Company services all loans to these partnerships. As of June 30, 2002 the Company was servicing $4,768,000 of loans for Limited Partnership A, compared to $4,379,000 as of June 30, 2001, and was servicing $1,254,000 of loans for Limited Partnership B, compared to $0 as of June 30 2001 (Partnership B was created in late calendar year 2001).

          Certain members of the Company's management, board of directors, employees and their immediate families are limited partners of Limited Partnership A and Limited Partnership B. As of March 31, 2002 and 2001, these individuals accounted for 19% and 24%, respectively, of the ownership in Limited Partnership A. As of March 31, 2002 these individuals accounted for 7% of the ownership in Limited Partnership B.

          During 2002 and 2001 the Company sold loans to certain members of management, and to each of the members of the Board of Directors, employees and their immediate families and to one of the individuals proposed as a new board member and consultant and/or to their limited liability company or trust (collectively, "Affiliated Purchasers"). The Company services all of these loans. As of March 31, 2002 and March 31, 2001 the Company was servicing $2,721,000 and $2,726,000, respectively, of loans that it had sold to Affiliated Purchasers. Included within the above loan amounts, the Company was servicing $1,390,000 and $1,647,000 of loans, as of March 31, 2002 and March 31, 2001, respectively, which were sold to Affiliated Purchasers. If for any reason an event of default were to occur with respect to any of the above loans and there occurred any foreclosure or other disposition of the collateral, then upon liquidation of the collateral, the Affiliated Purchaser would be entitled to recovery of its investment and accrued interest before the Company could recover its investment in any of the above loans. The Company does not guarantee any investment or interest return in the above transactions. The Company grants a priority position and a lower interest rate on one or more loans sold to an Affiliated Purchaser, when the loan bears a higher nature of risk or has a higher loan to value ratio than loans sold to Limited Partnership A, Limited Partnership B or others. Loans are sold to the Affiliated Purchaser only if such loans cannot be sold on commercially reasonable terms to Limited Partnership A or B, assigned to the Company's secured lender or sold on commercially reasonable terms to an unaffiliated third party who does not require a loan priority and lower interest rate. It is the opinion of management that the Corporation benefits by selling such loans under this arrangement to such Affiliated Purchaser rather than declining to make the loans.

          Members of the Company's management and Board have agreed, subject to shareholder approval, to purchase the operating assets and the business of the Company pursuant to that certain Asset Purchase Agreement dated June 28, 2002. The terms of this agreement are more fully described in Proposal 3, below.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Under United States securities laws, the Company's directors and officers and persons who own more than ten percent (10%) of the Company's Common Stock are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal year ended March 31, 2002, its directors and officers, and holders of more than ten percent (10%) of the Company's Common Stock complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

          On [RECORD DATE], there were 1,173,382 shares of Common Stock outstanding. The following table sets forth as of [RECORD DATE] the number of shares of the Company's Common Stock and the percentage of that class owned beneficially, as "beneficial owner" is defined in Item 403 of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by (i) all the directors of the Company who are stockholders; (ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group.

STOCK OWNERSHIP OF CURRENT EXECUTIVE OFFICERS AND DIRECTORS

                                                           AMOUNT AND
                                                            NATURE OF   PERCENT
                                                           BENEFICIAL      OF
NAME AND ADDRESS                                           OWNERSHIP      CLASS
----------------                                           ----------    -------


David Engelson ............................................    43,605      3.72%
3200 Park Avenue
Bridgeport, CT

Lawrence R. Yurdin ........................................    21,707      1.85%
431B North Trail
Stratford, CT

Michael L. Goldman ........................................    16,921      1.44%
11 Skytop Drive
Trumbull, CT

Thomas D'Addario ..........................................    15,700      1.34%
329 Bridgeport Avenue
Shelton, CT

Priscilla E. Ottowell .....................................     4,389       *
90 Goodhill Road
Oxford, CT

Jan E. Cohen ..............................................     2,113       *
38 Meadowcrest Drive
Fairfield, CT

All directors and executive officers as a group
     (six persons) ........................................   104,435      8.88%

STOCK OWNERSHIP OF SIGNIFICANT SHAREHOLDERS

Carucci Family Partners ...........................    121,300(1)        11.50%
C/O Carr Securities Corp
14 Vanderventer Avenue
Port Washington, NY

Robert E. Humphreys ...............................    114,900(2)         9.79%
64 Alcott Street
Acton, MA

STOCK OWNERSHIP OF PROPOSED DIRECTORS

Bernard Zimmerman .................................     15,600(3)         1.33%
18 High Meadow Road
Weston, CT

Martin Cohen ......................................     51,000(4)         4.35%
27 East 65th Street Apt. 11A
New York, NY

Jay J. Miller .....................................          0               0%
430 East 57th Street
New York, NY
-----------------------
* Less than 1%.
(1) Total includes 5,000 shares beneficially owned by Walter Carucci, but does not give effect to the proposed sale of an aggregate of 53, 000 shares, as follows: 8,800 shares to be sold to the Cohen Profit Sharing Plan and 44,200 shares to be sold to Bernard Zimmerman & Company, Inc, both such sales being subject to the consummation of the transactions contemplated by and described in the Asset Purchase and Stock Purchase Agreements, as set forth in Proposals 3 and 4 below.
(2) Total includes shares beneficially owned by members of his immediate family and affiliated trusts.
(3) All such shares are held by Bernard Zimmerman &Company, Inc., an affiliate of Mr. Zimmerman. Does not include (a) an aggregate of 47,700 shares to be acquired by Bernard Zimmerman & Company, Inc. from Carucci Family Partners and an unaffiliated person or (b) 125,000 shares and Warrants to purchase 100,000 shares pursuant to the Stock Purchase Agreement, all of which are subject to consummation of the transactions contemplated by and described in the Asset Purchase and Stock Purchase Agreements, as set forth in Proposals 3 and 4 below. For purposes of Regulation , 13D, Messrs Cohen and Zimmerman may be deemed to be acting as a "group" as defined therein; they have, however, disclaimed acting as a group pursuant to a Schedule 13 D filed September 6, 2002.
(4) All such shares are held by Cohen Profit Sharing Plan, an affiliate of Mr. Cohen. Does not include (a) an aggregate of 12,300 shares to be acquired by Cohen Profit Sharing Plan from Carucci Family Partners and an unaffiliated person or (b) 125,000 shares and Warrants to purchase 100,000 shares pursuant to the Stock Purchase Agreement, all of which are subject to consummation of the transactions contemplated by and described in the Asset Purchase and Stock Purchase Agreements, as set forth in Proposals 3 and 4 below. . For purposes of Regulation , 13D, Messrs Cohen and Zimmerman may be deemed to be acting as a "group" as defined therein; they have, however, disclaimed acting as a group pursuant to a Schedule 13 D filed September 6, 2002.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

          The Company's Common Stock is traded in the over the counter market, and the bid and ask prices of the Corporation's stock are quoted on the NASDAQ Electronic Bulletin under the symbol FCCC.

          Following are the median bid and ask prices for the Company's Common Stock on August 31, 2002, and for each month during the current fiscal year; and for each quarter during the fiscal years ended March 31, 2002 and 2001, as reported to the Company by NASDAQ.

------------------------------------ ---------------- --------------
Date or Fiscal Period                    HIGH             LOW
                                         ----             ---
------------------------------------ ---------------- --------------
Fiscal Year ending March 31, 2003

------------------------------------ ---------------- --------------
August 31 2002                        $.85              .55
------------------------------------ ---------------- --------------
August                                 .72              .70
------------------------------------ ---------------- --------------
 July                                  .71              .51
------------------------------------ ---------------- --------------
June                                   .60              .51
------------------------------------ ---------------- --------------
May                                    .60              .60
------------------------------------ ---------------- --------------
April                                  .65              .60
------------------------------------ ---------------- --------------

------------------------------------ ---------------- --------------
Fiscal Year ending March 31, 2002
------------------------------------ ---------------- --------------
Fourth Quarter                        $.66             $.64
------------------------------------ ---------------- --------------
Third Quarter                          .75              .65
------------------------------------ ---------------- --------------
Second Quarter                        1.10              .65
------------------------------------ ---------------- --------------
First Quarter                          .86              .65
------------------------------------ ---------------- --------------

------------------------------------ ---------------- --------------
Fiscal Year ending March 31, 2001
------------------------------------ ---------------- --------------
Fourth Quarter                        $.55             $.40
------------------------------------ ---------------- --------------
Third Quarter                          .59              .40
------------------------------------ ---------------- --------------
Second Quarter                         .67              .57
------------------------------------ ---------------- --------------
First Quarter                          .64              .60
------------------------------------ ---------------- --------------

          The approximate number of stockholders of record on June 30, 2002 was 1,130 and the Corporation estimates that it has a total of approximately 1,350 beneficial shareholders. The Corporation has not paid any dividends on its Common Stock since April 27, 1990. The Corporation currently intends to retain earnings, for use in its business and does not anticipate paying cash dividends in the foreseeable future, except as set forth in this Proxy Statement in the event that the transactions contemplated by and described in Proposals 3 and 4 are approved and closed.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG FIRST CONNECTICUT CAPITAL CORP., THE RUSSELL 2000 INDEX
                         AND THE NASDAQ FINANCIAL INDEX



                             CUMULATIVE TOTAL RETURN

                     3/97       3/98     3/99     3/00      3/01       3/02
                    --------------------------------------------------------

FIRST CONNECTICUT
  CAPITAL CORP.     100.00     92.00    162.48    228.00    256.00    320.00
RUSSELL 2000        100.00    142.01    118.93    163.28    138.25    157.59
NASDAQ FINANCIAL    100.00    155.38    140.01    132.69    146.75    182.92






*$100 Invested on 3/31/97 in stock or index--including reinvestment of dividends.
Fiscal year ending March 31.

FORWARD-LOOKING STATEMENTS

          When used in this Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or as of the date of such other documents. Actual results may differ materially from those contemplated in forward-looking statements and projections. Risks and uncertainties that may cause such differences include, but are not limited to the ability of the Company to close the Asset Purchase and Stock Purchase Agreements, the effects on the Company if the closings are not completed, the uncertainty as to what dividends , if any, shareholders will receive if the sale is completed, the effect that a delay of the close of the transactions might have on the proceeds from the sale or assets remaining after the sale and other risk factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Form 10-KSB for the year ended March 31, 2002 and the Company's Form 10-QSB for the quarter ended June 30, 2002. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward-looking statements or any projections to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent necessary to make such statements and projections not misleading.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

          The persons named below have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. The By-Laws of the Company provide for a Board of Directors of a minimum of three members. The Board of Directors currently consists of five members. At the meeting, five directors will be elected to serve until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board of Directors may fill any vacancy that occurs during the year, and in order to be re-elected, any directors so appointed must stand for reelection at the next annual meeting of stockholders. Two such nominees are presently serving as directors and were elected at the last Annual Meeting of Stockholders.

          All nominees have consented to be named and have indicated their intent to serve, if elected. The Company has no reason to believe that any of these nominees will be unavailable for election. However, if any nominee becomes unavailable, then the persons named as proxies may vote for the election of such person or persons as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Martin Cohen, Bernard Zimmerman, Lawrence R. Yurdin, Michael L. Goldman and Jay J. Miller.

VOTE REQUIRED: Five directors shall be elected by a majority of the votes cast at the meeting, assuming the presence of a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of the above-referenced five nominees (Item No. 1 on the proxy card).

                                   PROPOSAL 2
                           2002 EQUITY INCENTIVE PLAN

          The Company, with the approval of the Board of Directors has proposed to adopt, subject to shareholder approval, the 2002 Equity Incentive Plan (the "Incentive Plan"). The essential provisions of the Plan are as follows:

     o The Company may issue up to that number of options which are exercisable into 250,000 shares of the Company's Common Stock;
     o The Company may issue options to employees, officers, directors and consultants of the Company (other than Messrs Zimmerman and Cohen)
     o The Company will issue options under the Plan at times and in amounts determined in the discretion of a two person Stock Option Committee comprised of Messrs Zimmerman and Cohen or, in the absence of such a Committee, by the Board of Directors in its entirety;
     o The Company may issue either qualified incentive stock options or non-qualified stock options;
     o The exercise price of stock options issued under the Plan will be the fair market value of the Company's Common Stock at the time the options are granted.
     o The Company, in its discretion, may issue options that vest immediately or over a specified period of time;
     o The option holders may exercise their options by paying cash in the amount of the full exercise price;
     o The options will expire upon the earlier of ten (10) years after the date of issuance (except for individuals who hold more than 10% of the outstanding Common Stock of the Company, in which case the expiration date shall be five (5) years) and ninety (90) days after the holder ceases to be an employee, officer, director or consultant to the Company, unless extended or waived in the discretion of the Board of Directors or the Stock Option Committee.

          A copy of the proposed Plan is attached as Annex A.

VOTE REQUIRED: The affirmative vote of a majority of the shares outstanding as at the Record Date is required to approve the 2002 Equity Incentive Plan, assuming a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the 2002 Equity Incentive Plan (Item No. 2 on the proxy card).


                        INTRODUCTION TO PROPOSALS 3 AND 4

SUMMARY OF THE PROPOSED TRANSACTIONS

          The Company has been publicly held for nearly four decades. At this time, the Company's only operations consist of a small construction mortgage lending business. Total revenues of the business for the fiscal year ended March 31, 2002, were $1,220,000 and for the fiscal quarter ended June 30, 2002, revenues were $432,000.

          The Company's business in size and focus has changed over the years to a point where management no longer believes the mortgage business should be part of a public company. The business of the Company is to a great degree centralized around and conducted by one person, its president.

          There has been little appreciation in the price or liquidity of the Company's stock in several years. As a result, stockholders have been unable to realize any significant value from their shares.

          Accordingly, approximately two years ago, the Company began to explore ways to maximize shareholder value. The Company retained a financial advisor to help it to identify and investigate various types of transactions, including mergers, acquisitions and liquidation. However, management was not successful in closing an appropriate business combination. Furthermore, management recognized that the option of outright liquidation would require stockholders to forfeit any value inherent in the publicly held status of the Company.

          In the course of the Company's investigation, two complementary opportunities arose:

          1. Messrs. Bernard Zimmerman of Weston, Connecticut and Martin Cohen of New York City, two experienced and successful entrepreneurs, offered to make a substantial investment in and act as consultants to the Company. They proposed that the Company should sell its current business and operating assets leaving a minimum of $1.5 million in cash on hand, after the payment of all fees and expenses associated with the transaction and all other liabilities to be paid as contemplated by and described in Proposals 3 and 4, below. Their objective would be to identify and assist the Company to buy, merge or otherwise combine with an operating business that would be more appropriate to operate as a publicly held entity.

          2. Meanwhile, the members of the Company's Board of Directors evidenced an interest in purchasing the mortgage business and operating assets for an amount not less than book value, without requiring the Company to make any substantive representations or warranties.

          Management has determined these two potential transactions represent the best available reasonable opportunity for stockholders to maximize the value of their stock.

          The Company then engaged the Clayton Group, a nationally known loan portfolio appraisal company, to provide an independent valuation of the Company's principal assets, its portfolio of real estate mortgage loans. Members of the current board have offered to pay not less than the book value of the loan portfolio as determined by the Clayton Group. The Company has also obtained a fairness opinion from Westwood Partners, Limited, an NASD Broker-Dealer, its financial advisor.

          The Company also successfully negotiated the terms of the investment by Messrs. Zimmerman and Cohen, who have agreed to purchase 250,000 shares of Common Stock at $1.00 a share. This is a 100 % premium over the bid price of the Company's stock the day prior to the announcement of the transactions contemplated by and described in Proposals 3 and 4, below. Messrs. Zimmerman and Cohen will also buy, for a nominal amount, Warrants to purchase an additional 200,000 shares of Common Stock, exercisable at $1.00 a share. This proposed transaction is described in Proposal 4, below.

          Management has determined that these two transactions represent the best opportunity for stockholders to maximize the value of their stock because the proposed transactions:

o Take advantage of the current willingness of members of the Board of Directors to purchase the assets of the mortgage business for a price not less than book or liquidation value. It should be noted, first quarter results of the mortgage business were substantially ahead of the same period last year.

o May enhance the ability of the public company to acquire or merge with a business more appropriate in type or size for public ownership.

o Provide for a possible cash dividend within three months of the closing equal to a pro rata portion (based upon the then outstanding number of Common Shares of the Company) of the cash (if any) that is available in excess of $1.5 million after the closing of, and payment of all fees and expenses related to the two proposed transactions and the liabilities of the Company, provided such dividend is not less than $.15 per share. In addition, the transaction documents provide for a complete liquidation of the business in three (3) years if a material transaction (as defined in the Asset Purchase Agreement) has not been concluded during that period.

          Annex B hereto is a Pro Forma Balance Sheet for the Company, based on the assumption that the proposed transactions will close as contemplated in the Asset Purchase and Stock Purchase Agreements.

RISK FACTORS

          RISKS IF THE ASSET PURCHASE AGREEMENT IS APPROVED: After the closing of the Asset Purchase Agreement, the Company could be categorized as an investment company if it does not effectuate a combination with an operating business within one year. Under Section 3 of the Investment Company Act of 1940, if 40% of the Company's then existing assets are held for the purpose of investing, reinvesting, owning, holding or trading in securities, the Company would be subject to the compliance regulations of that law. Such compliance could cause the Company to incur material compliance expenses. Furthermore, even if the Company effectuates such a business combination, there can be no assurance as to how favorable the terms of such a transaction will be, whether and to what extent the stockholders of the Company will suffer dilution of their ownership of the Company or whether the business combination will be successful, profitable or result in any material appreciation in the value of the Company's stock. Furthermore, there can be no assurance that the Company will ever effectuate such a business combination. Finally, pending the closing of such a business combination, the Company will invest its cash and cash equivalents in Institutional Certificates of Deposit, United States Treasury Securities and/or money market funds. These instruments typically yield the lowest rates of interest and, therefore, there is a risk that the Company's cash and the return thereon will not be sufficient to fund operating expenses.

          There can be no assurance that the buyer will have the financial ability to satisfy the representations and indemnifications that it makes to the Company in the Asset Purchase Agreement.

          There can be no assurance that the deferred tax assets that the Company will retain after the closing of the transaction will have any value, or if they have value, what that value will be and whether and to what extent its use would be limited or restricted.

          THE ASSET PURCHASE TRANSACTION MAY NOT CLOSE. Even if the Asset Purchase Agreement were not approved by the Company's shareholders, there is a risk that the Asset Purchase transaction will not close. The Asset Purchase Agreement contains numerous conditions to closing. If one or more of these conditions is not satisfied or waived, then the transactions contemplated by and described in the Asset Purchase transaction may not close, and the Company's shareholders will face the risks described in the section below entitled "Risks if the Asset Purchase Agreement is Not Approved".

          THERE MAY BE NO DIVIDEND OR THE AMOUNT OF DIVIDEND COULD BE LESS THAN CURRENTLY ANTICIPATED. Whether or not the Asset Purchase Agreement closes, there may be no cash dividend to the Company's shareholders. Even if there is a dividend, there can be no assurance when such will occur or what the amount of such dividend will be. A number of events or factors could affect the dividend per share. Even seemingly small variations from the current expectations could have a material impact on the dividend.

          RISKS IF THE ASSET PURCHASE AGREEMENT IS NOT APPROVED: If the Asset Purchase Agreement were not approved, shareholders will not receive a dividend as set forth therein. While shareholders may subsequently receive a dividend pursuant to another transaction or plan, no other transaction or plan is currently contemplated. There can be no assurance as to the declaration or amount of any future dividend. The Board also believes that there is some chance that no dividend would occur if the Asset Purchase Agreement were not approved. Furthermore, if the Asset Purchase Agreement is not approved, then the Company will continue to operate its business unless and until it is able to negotiate another transaction that the Board of Directors believes is favorable to the shareholders. The Board of Directors currently does not believe that finding a transaction that improves shareholder value above and beyond the currently proposed transactions is likely. Stockholders are advised to carefully review the summaries of the Asset Purchase and Stock Purchase Agreements set forth below.

                                   PROPOSAL 3
                            ASSET PURCHASE AGREEMENT

SUMMARY OF THE ASSET PURCHASE AGREEMENT

          On June 28, 2002 the Company, with the approval of the Board of Directors, and subject to shareholder approval, entered into an Asset Purchase Agreement (the "APA") between the Company and the FCCC Holding Company, LLC ("Holding"). The APA provides for the sale of substantially all of the Company's assets to, and the assumption of substantially all of the Company's liabilities by, Holding. The closing of the transactions contemplated by the APA are subject to the approval of the shareholders of the Company.

          Set forth below is selected information about the proposed sale of the Company's business and operating assets, which may not contain all of the information that is important to you. To understand the transaction fully, we strongly encourage you to read carefully this entire proxy statement as well as the APA. We have included a copy of the APA in this proxy statement as Annex C.

THE AGREEMENT: On June 28, 2002 the Company, with the approval of the Board of Directors and subject to shareholder approval, entered into the APA, with Holding. The APA provides for the sale by the Company to Holding of all of the operating assets and the business of the Company, including but not limited to its tangible personal property, accounts receivable, contracts, , intangibles, investments and certain prepaid accounts. The Company is not selling its cash or certain deferred tax assets, including carried forward net operating losses (if any). The APA does not require the Company to make any material representations or warranties about the assets or the Company's business.

THE BUYER: Holding is a recently organized Connecticut limited liability company, created solely for the purpose of acquiring the operating assets and the business of the Company, with the exception of its cash and certain deferred tax assets. Holding was formed by the current directors and management of the Company and will be operated and owned by the Company's current directors and management upon the closing of the APA. There have been no negotiations, transactions or material contacts during the past two years between Holding and the Company.

PURCHASED ASSETS: Holding is purchasing substantially all of the assets and the business of the Company with the exception of cash and certain deferred tax assets, including carried forward net operating losses (if any). A schedule of the purchased assets is contained in Schedule 1(a) of the APA, Annex C, hereto.

REASONS FOR THE SALE: The Board of Directors and management of the Company have determined that the costs associated with maintaining the Company as a public entity are inappropriate for the Company's current operating business and that the Company is currently not positioned to exploit the capital markets generally available to public corporations nor any other advantage or opportunity of being a publicly held company. This has been reflected in the narrow trading range of the price of the Company's stock, the failure of that price to appreciate and the relative illiquidity of the stock.

Accordingly, the Board of Directors has determined that the best way to maximize shareholder value is to sell the operating assets and the business of the Company for cash in an amount not less than their approximate book value and permit a new, experienced management team to attempt to find an operating business that would be more suitable for the resulting publicly held vehicle.
In the event that the new management team is unable to effect a "material transaction" (defined in the APA as a transaction or transactions having a value of not less that $750,000) with such an operating company within 36 months (subject to a three month extension in certain circumstances) of the closing of the asset sale, then the APA calls for the Company to distribute its remaining assets to the shareholders.

ALTERNATIVES TO PROPOSED SALE: The Board of Directors carefully considered several alternatives to the proposed transaction.

One alternative would be the immediate liquidation of the operating assets and distribution of the proceeds to the shareholders. While such liquidation would relieve the Corporation of the burdens of its public reporting obligations, it would also forfeit any value inherent in its public status.

Another alternative would be a merger or other business combination with another operating company. The Company explored various possible transactions of this nature for more than two years, but was unable to identify a suitable merger opportunity. Furthermore the proposed buyers of the assets and the business of the Company (who are current members of the Company's Board of Directors) have an immediate interest and financial capability to purchase the assets, which could be lost if the Company fails to conclude such a sale.

No other party or parties have made a definitive offer to purchase the assets and the business from the Company at any price or on any terms, and in any event the Company has not received any indication of interest for such a purpose at terms as favorable as those being offered by the proposed buyer.

EFFECT OF THE SALE: As a result the proposed transaction, the Company will have no liabilities and its sole assets will be cash, including the net proceeds of the sale, and certain deferred tax assets, the value of which, if any, has not been determined. As a result, the Company will have no operating business (See the Company's Pro Forma Balance Sheet, Annex B.).

SUBSEQUENT PLANS: Following the closing of the transactions contemplated by and described in the APA, a new, experienced management team will seek an appropriate merger or business combination for the Company in order to maximize shareholder value and better realize the value inherent in the Company's status as a publicly held company. In the event that the Company is unable to consummate a suitable merger or business combination transaction or transactions having an aggregate value of not less than $750,000 within 36 months of the closing of the asset sale (subject to a three month extension), then the Company would liquidate and distribute its assets to the stockholders, pro rata.

ASSUMPTION OF LIABILITIES: As of the closing of the APA, the Buyer will assume and indemnify and hold the Company harmless from and against all of its liabilities, as of the closing date.

INDEPENDENT APPRAISER: The Clayton Group, a nationally recognized appraisal firm that specializes in valuing loan assets for financial institutions, has appraised the loan portfolio of the Company for the purposes of the proposed transaction. Neither the Company, the Board of Directors nor any member of the purchaser has had any prior dealings or relationships with the Clayton Group. In accordance with industry practice, the Clayton Group determined the approximate value of the Company's loan portfolio as of June 30, 2002 as set forth in its report, Annex D hereto. The other tangible assets of the Company to be sold are office equipment and supplies which were not appraised and are of negligible value.

PURCHASE PRICE: Based upon the report of the independent appraiser, in the event that the transactions had closed as of June 30, 2002, then, on a Pro Forma basis, the aggregate purchase price to be received by the Company on the closing of the APA would be $1,046,000, the approximate book value of the Company's assets, less cash and deferred tax assets (see Pro forma Balance Sheet, Annex B hereto). While the Company has no reason to believe that the actual purchase price will be more or less than the amount set forth above, there can be no assurance as to the amount that the Company will ultimately receive, which shall approximate the book value of the assets and the business on the closing date, as adjusted to account for the results of the Company's operations for the period between June 30, 2002 and the actual date of closing, currently anticipated to occur on October 31, 2002, subject to extension.

EFFECTIVE TIME OF THE SALE: In accordance with the terms of the APA, the closing of the transactions contemplated by the APA shall occur on or about the tenth
(10th) business day following approval by the Company's shareholders.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The APA contains various certain minimal representations and warranties made by the Company. Such representations and warranties include, without limitation, authorization, organization, obligation and corporate power.

REPRESENTATIONS AND WARRANTIES OF THE BUYER: The APA contains various customary representations and warranties made by Buyer. Such representations and warranties include, without limitation, authorization, organization, obligation and corporate power.

CONDITIONS TO CLOSING: The completion of the transactions contemplated by the APA depends upon the satisfaction of a number of conditions, including, among others:

          1. Approval of the APA by the stockholders of the Company holding not less than the two-thirds of the issued and outstanding shares of common stock;

          2. Accuracy in all material respects of the representations and warranties contained in the APA;

          3. Compliance in all material respects with all agreements and obligations of each of the Company and Buyer that are required to be complied with before consummation of the sale;

          4. Receipt of any and all consents and waivers of third parties that are required to be obtained before the consummation of the sale;

          5. Assumption by the Buyer of all liabilities of the Company

          6. Absence of any law or injunction preventing the sale;

          7. Approval by the stockholders of the Company of the election of the five nominees for directors of the Company (see Proposal 1, above), the 2002 Equity Incentive Plan (see Proposal 2, above), the SPA (see Proposal 4, below) and the change of the Company's corporate name (see Proposal 5, below).

COVENANTS OF THE COMPANY: The APA contains various customary covenants made by the Company. Such covenants include, without limitation, agreements to cooperate with the Buyer to assume the Company's real property obligations, to perfect the Buyer's interests in the Company's intellectual property, and to declare a dividend within ninety (90) days subsequent to the Closing if certain conditions are met, as set forth in section 4.2 of the APA.

COVENANTS OF THE BUYER: The APA contains various customary covenants made by the Buyer. Such covenants include, without limitation, agreements to take all steps necessary to assume Seller's liabilities and to maintain a tangible net worth of not less that one million dollars ($1,000,000) for a period of three years subsequent to the closing.

APPRAISAL RIGHTS: The Company is organized under the corporate laws of the State of Connecticut. Connecticut corporate law provides certain rights to dissenting shareholders in connection with certain corporate actions. These rights and the procedures to assert these rights are detailed in Sections 33-855 to 33-872 of the Connecticut General Statutes. A copy of the relevant sections is attached as Annex E.

FEDERAL TAX CONSEQUENCE: The sale transaction will not have material income tax consequences to the Company or to its stockholders.

TERMINATION OF THE AGREEMENT: The APA provides that the Company or the Buyer may mutually agree to terminate the APA at any time before the time of the closing of the APA. The Company may terminate the APA if the Board of Directors determines that it is legally required to terminate the APA in order to comply with its fiduciary duties and obligations to the stockholders. In addition, the Buyer or the Company may terminate the APA, if specified events occur. These include:

          1. If the conditions set forth in the APA have not been satisfied or waived by the party to whom they apply;

          2. If either party has failed to comply with any of its obligations or covenants and such failure has not been waived by the other party;

          3. If the APA is deemed to be unenforceable in any bankruptcy or similar proceeding in which the Company is the debtor;

          4. If two thirds of the Company's stockholders do not vote in favor of the sale; or

          5. If the Closing has not occurred on or prior to October 31, 2002 and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer.

REGULATORY REQUIREMENTS: No federal or state regulatory requirements must be complied with or approval must be obtained (other than stockholder approval) in connection with the sale.

OPINION OF FINANCIAL ADVISOR: In connection with the sale of the assets and the business, the Company's Board of Directors received an opinion from Westwood Partners LLC ("Westwood"), a NASD registered Broker Dealer, which is acting as its financial advisor in connection with the proposed sale of the assets and the business. The principals of Westwood are the Managing Attorney and Counsel to Lev & Berlin, P.C., the law firm that is acting as special securities counsel for the Company in connection with the proposed sale of assets and the business. The opinion states, subject to specific qualifications, limitations and exclusions, that the form of the transaction is fair and reasonable. THE OPINION OF WESTWOOD IS DIRECTED TO THE BOARD OF DIRECTORS OF THE COMPANY AND IS NOT A RECOMMENDATION TO STOCKHOLDERS WITH RESPECT TO ANY MATTER RELATING TO THE SALE. A copy of the Fairness Opinion is attached hereto as Annex F.

FINANCIAL DATA: The Corporation's financial statements for the quarter ended June 30, 2002 and for the years ended March 31, 2002 and 2001 are in the Company's Quarterly Report on Form 10-QSB and its Annual Reports on Form 10-KSB, copies of which are furnished herewith..

VOTE REQUIRED: The affirmative vote of the holders of two thirds of the Company's issued and outstanding common stock as of the Record Date, is required to approve the transaction contemplated by and described in the APA.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Asset Purchase Agreement (Item No. 3 on the proxy card). Messrs. Yurdin and Goldman, who recused themselves from the vote of the Board of Directors on this matter, both have interests in the Buyer.


                                   PROPOSAL 4
                            STOCK PURCHASE AGREEMENT

          PLEASE REFER TO THE SECTIONS ENTITLED "SUMMARY OF THE TRANSACTIONS" AND "RISK FACTORS" SET FORTH ABOVE AND THE PRO FORMA BALANCE SHEET, ANNEX B.

          On June 28 , 2002 the Company, with the approval of the Board of Directors, and subject to shareholder approval, entered into a Stock Purchase Agreement (the "SPA") between the Company, and Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan (collectively, the "Purchasers"). The SPA provides for the sale of an aggregate of 250,000 shares of the Company's Common Stock at a price of $1.00 per share, and 5-year Warrants, at a purchase price of $.01 per Warrant, to purchase an additional 200,000 shares, initially exercisable at a price of $1.00 per share. The closing of the transactions contemplated by the SPA are subject to the approval of the shareholders of the Company. The proxy holders will vote the proxies received by them for the authorization of the SPA.

          This section summarizes selected information about the proposed SPA. This section may not contain all of the information that is important to you. To understand the transaction fully, we strongly encourage you to read carefully this entire proxy statement as well as the SPA. We have included a copy of the SPA in this proxy statement as Annex G.

THE AGREEMENT: On June 28, 2002, the Company entered into the SPA with the Purchasers. The SPA provides for the sale of an aggregate of 250,000 shares of Common Stock at a per share price of $1.00, and 5-year Warrants at a purchase price of $.01 each, to purchase 200,000 shares of Common Stock initially exercisable at a price of $1.00 per share.

THE PURCHASERS: Bernard Zimmerman & Co. Inc. and the Cohen Profit Sharing Plan are entities affiliated with Messrs. Bernard Zimmerman and Martin Cohen, respectively. Both are currently nominees to serve as Directors of the Company. Pursuant to the SPA, subsequent to the sale, Messrs. Zimmerman and Cohen will serve as Directors, officers and consultants to the Company and may become "control persons" of the Company as that term is defined in the Securities Exchange Act of 1934. Under the terms of their three-year consultant agreements Messrs. Zimmerman and Cohen initially will receive $12,000 and $18,000 in annual fees, respectively.

EXEMPTION FROM SECURITIES ACT OF 1933: The offering of securities contemplated by the SPA is exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) thereof as a transaction not involving any public offering of securities.

USE OF PROCEEDS: The proceeds of the proposed sale of the securities will be used for general corporate purposes.

CLOSING: In accordance with the terms of the SPA, the closing will occur on the tenth (10th) business day following approval by the Company's shareholders. If the Closing has not occurred on or prior to October 31, 2002, and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The SPA contains various customary representations and warranties made by the Company. Such representations and warranties include, without limitation, the solvency of the Company following the transaction, authorization, organization and corporate power, capitalization, registration rights, government consent, exemption of the offering, compliance with other instruments, litigation, taxes, financial statements, the absence of undisclosed liabilities, absence of certain changes or events, and insurance.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS: The SPA contains various customary representations and warranties made by the Purchasers. Such representations and warranties include, without limitation, business and financial experience, investment intent, and authorization.

CONDITIONS TO CLOSING: The completion of the transactions contemplated by the SPA depends upon the satisfaction of a number of conditions, including, among other things:

          1. Approval of the SPA by the stockholders of the Company holding not less than the majority of the shares of common stock voting at the meeting;

          2. Accuracy in all material respects of the representations and warranties contained in the SPA;

          3. Compliance in all material respects with all agreements and obligations of each of the Company and the Purchasers that are required to be complied with before consummation of the sale;

          4. The election of the five nominees for directors of the Company (see Proposal 1, above), approval of the 2002 Equity Incentive Plan (see proposal 2, above) by the stockholders of the Company, the closing of the Asset Purchase Agreement (see Proposal 3, above) and the approval of the Company's corporate name change (see Proposal 5, below) by the stockholders of the Company.

          5. Receipt of any and all consents and waivers of third parties that are required to be obtained before the consummation of the sale;

          6. Receipt of legal opinions from counsel to the Company and the Purchasers as to certain corporate matters;

          7. The absence of any law or injunction preventing the sale.

Both the Company and the Purchasers can elect to waive certain conditions to their own performance.

COVENANTS OF THE COMPANY: The SPA contains various customary covenants made by the Company. Such covenants include, without limitation, the preparation and filing of applicable forms required by federal, state or other cognizant regulatory body, and the preparation and filing of a registration statement for the Shares and Warrants or Warrant Shares.

COVENANTS OF THE PURCHASERS: The SPA contains various customary covenants made by the Purchasers. Such covenants include, without limitation, investment representations, best efforts to cause the Company to distribute a pro-rata dividend to the shareholders if certain conditions are met within ninety days of the Closing, and best efforts to cause the Company to effect a liquidation and pro-rata distribution of the Company's assets to the shareholders upon failure of the Company to conclude a material transaction within three years of the Closing, subject to a three month extension by the Company.

TERMINATION OF THE AGREEMENT: The Company and the Purchasers may mutually agree to terminate the SPA at any time before the time the closing of the SPA. The Company may terminate the SPA if the Board of Directors determines that it is legally required to terminate the SPA in order to comply with its fiduciary duties. In addition, The Purchasers or the Company may terminate the SPA if specified events occur. These include:

          1. If the conditions set forth in the SPA have not been satisfied or waived by the party to whom they apply;

          2. If either party has failed to comply with any of its obligations or covenants or such compliance has not been waived by the other party;

          3. If the SPA is deemed to be unenforceable in any bankruptcy or similar proceeding in which the Company is the debtor; or

          4. If the Closing has not occurred on or prior to October 31, 2002, subject to any applicable extensions.

Under certain circumstances, the Company may be required to reimburse the Purchasers for all of their reasonable expenses in an amount not to exceed $35,000.

REGULATORY REQUIREMENTS: No federal or state regulatory requirements must be complied with or approval must be obtained (other than stockholder approval) in connection with the proposed sale.

VOTE REQUIRED: The affirmative vote of a majority of the Common Stock voting at the meeting is required to approve the Stock Purchase Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Stock Purchase Agreement (Item No. 4 on the proxy card).

                                   PROPOSAL 5
                              CORPORATE NAME CHANGE

The Board of Directors has approved and recommends that the stockholders approve a proposal to change the name of the Company to "FCCC Inc." Pursuant to the terms of the Asset Purchase Agreement, the Company agreed to change its corporate name so that it no longer contains the words "First Connecticut Capital." Our name change would be accomplished by amending the Company's Certificate of Incorporation, as amended.

          If the Proposal is adopted, Article 1 of our Certificate of Incorporation, as amended, would be amended to read as follows:

          "FCCC, Inc."

          In addition, all other references to the Company's corporate name in its Certificate of Incorporation, as amended, would be changed to "FCCC, Inc." The approval of the name change will not affect in any way the validity of currently outstanding stock certificates and will not require the Company's stockholders to surrender or exchange any stock certificates that they currently hold.

          The Board of Directors has sole discretion as to whether to file the proposed amendment of the Certificate of Incorporation, as amended. If the name change is not effected by the first anniversary of this annual meeting, the Board's authority to effect the name change will terminate and stockholder approval would again be required prior to implementing any name change. The Board does not intend to effectuate the corporate name change unless the Company concludes the transactions contemplated by and described in Proposal 3 above.

VOTE REQUIRED: The affirmative vote of a majority of the Common Stock issued and outstanding as of the Record Date is required to approve the amendment to the Certificate of Incorporation, as amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the amendment to the Certificate of Incorporation, as amended, to change the name of the Company from The First Connecticut Capital Corporation to FC Corp (Item No. 5 on the proxy card).

                                   PROPOSAL 6
                             APPOINTMENT OF AUDITORS

           The Audit Committee of the Board of Directors has approved and recommends appointing the firm of Saslow Lufkin & Buggy, LLP, who have no direct or indirect affiliation with, or financial interest in, the Company, as auditors to examine and report upon the financial statements of the Company for the fiscal year ending March 31, 2003. For the fiscal year ended March 31, 2002, Saslow Lufkin & Buggy, LLP examined the Company's financial statements included in the Company's report to shareholders.

           The Company and its accountants did not have any "disagreements" as defined in Item 304 of Regulation S-K of the SEC during the two most recent fiscal years of the Company. Representatives of Saslow Lufkin & Buggy, LLP will not be present at the Annual Meeting.

VOTE REQUIRED: The affirmative vote of a majority of the Common Stock voting at the meeting is required to approve the appointment of the firm of Saslow Lufkin & Buggy, LLP to act as the Company's independent auditors.

BOARD RECOMMENDATION: The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the appointment of the firm of Saslow Lufkin & Buggy, LLP as auditors of the Company for the fiscal year ending March 31, 2003 (Item No. 6 on the proxy card).

FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

           Aggregate fees, including out-of-pocket expenses, for professional services rendered by Saslow Lufkin & Buggy, LLP in connection with the audit of the Company's financial statements for the fiscal year ended March 31, 2002 were $24,650.00.

OTHER FEES

           The Company did not pay any other fees to Saslow Lufkin & Buggy, LLP for services rendered during the fiscal year ended March 31, 2002.

EXPENSES OF SOLICITATION

           The solicitation of proxies in the form enclosed is made on behalf of the management of the Company and by authority of its Board of Directors. The expenses in connection with the solicitation of Proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting of Stockholders, proxy and Proxy Statement will be borne by the Company. Solicitations will be made only by use of the mails except, that if necessary, management may solicit proxies by advertising, telephone, telegraph, cable and personal interviews. In connection with this solicitation of proxies, management may use the services of directors, officers and regular employees, who will be reimbursed for their actual out of pocket expenses incurred. The Company may request bank, broker, nominees, custodians and fiduciaries to forward copies of the proxy soliciting material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing, which is expected to be nominal in cost. If necessary the Company may retain the services of a proxy solicitation firm, the expenses of which are not expected to be material.

STOCKHOLDER PROPOSALS

           Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company no later than February 20, 2003 for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

ADDITIONAL INFORMATION

           Enclosed herewith is a copy of the Company's Annual Report for the fiscal year ended March 31, 2002 on Form 10-KSB and Quarterly Report for the fiscal quarter ended June 30, 2002 on Form 10-QSB. Stockholders may obtain an additional copy of each report by writing to: The First Connecticut Capital Corporation, 1000 Bridgeport Avenue, Shelton, Connecticut 06484, Attention:
Priscilla E. Ottowell, Secretary, or by calling 203-944-5400.


OTHER MATTERS

           The persons named in the enclosed form of proxy have no present intention of bringing before the meeting for action any matters other than those specifically referred to above, nor has management any such intention and neither such person nor the management are aware of any matters which may be presented by others. If any other business should properly come before the meeting, the persons named in the proxy intended to vote thereon in accordance with their best judgment.

           ALL STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

                                                By Order of the Board Directors,


                                                Lawrence R. Yurdin,
                                                PRESIDENT
Dated: September    , 2002
Shelton, CT

                                     ANNEX A

                           2002 Equity Incentive Plan

                                   FCCC, INC.

                           2002 EQUITY INCENTIVE PLAN


           1. PURPOSE; EFFECTIVENESS OF THE PLAN

           (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

           (b) This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve (12) months before or after that date. If this Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan's adoption by the Board. This Plan will be governed by, and construed in accordance with, the laws of the State of Connecticut.

           2. CERTAIN DEFINITIONS. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

           (a)"10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

           (b)"1933 Act" means the federal Securities Act of 1933, as amended;

           (c)"Board" means the Board of Directors of the Company;

           (d)"Called for under an Option," or words to similar effect, means issuable pursuant to the exercise of an Option;

           (e)"Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from re-codification, renumbering or otherwise);

           (f)"Committee" means a committee of two or more directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board.

           (g)"Company" means The First Connecticut Capital Corporation, a Connecticut corporation;

           (h)"Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

           (i)"Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

           (j)"Fair Market Value" means, with respect to the Stock and as of the date an ISO is granted hereunder, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows:

               (i) If the Stock was traded on a stock exchange on the date in question, when the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

               (ii) If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

               (iii) If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

               (iv) If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

           (k) "ISO" has the same meaning as "incentive stock option," as defined in Section 422 of the Code;

           (l) "Involuntary Transfer" means a Transfer that occurs pursuant to any of the following: an assignment of Option Stock for the benefit of creditors of the Optionee; a Transfer by operation of law, including, without limitation, a Transfer by will or under the laws of descent and distribution; an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership of Option Stock by a lender or creditor; a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of any Option Stock are Transferred or awarded to the spouse of the Optionee or are required to be sold; or a Transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against the Optionee, under the bankruptcy laws of the United States or of any other nation;

           (m)"Just Cause Termination" means a termination by the Company of an Optionee's employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company's board of directors (or of the Company's stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

           (n) "NSO" means any option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

           (o) "Option" means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

           (p) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

           (q)"Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

           (r)"Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

           (s) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

           (t) "Plan" means this 1999 Stock Option Plan of the Company;

           (u) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

           (v) "Stock" means shares of the Company's Common voting stock;

           (w) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

           (x) "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock; and

           (y) "Voluntary Transfer" means any Transfer other than an Involuntary Transfer.

           3. ELIGIBILITY. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

           4. ADMINISTRATION.

           (a) COMMITTEE. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's certificate of incorporation and by-laws generally.

           (b) AUTHORITY AND DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's certificate of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

           (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

           (ii) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

           (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

           (iv) to delegate all or a portion of its authority under subsections
               (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not officers or directors of the Company, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

           (c) LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, unless approved by the Board.

           (d) DESIGNATION OF OPTIONS. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

           (e) OPTION AGREEMENTS. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

           5. SHARES RESERVED FOR OPTIONS.

           (a) OPTION POOL. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed One Hundred Fifty Thousand (150,000) (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

           (b) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan of any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

           6. TERMS OF STOCK OPTION AGREEMENTS. Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

           (a) COVENANTS OF OPTIONEE. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

           (b) VESTING PERIODS. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder (the "Total Award Option Stock"). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion. Unless the Option Agreement executed by an Optionee expressly otherwise provides and except as set forth herein, the right to exercise an Option granted hereunder will vest immediately upon the grant thereof by the Committee, or on such later Grant Date as may be specified in such Option Agreement.

           (c) EXERCISE OF THE OPTION.

           (i) MECHANICS AND NOTICE. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

           (ii) WITHHOLDING TAXES. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

           (d) PAYMENT OF OPTION PRICE. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

           (e) TERMINATION OF THE OPTION. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten (10) years from the date of grant in the case of an ISO (the "Option Period"); provided that the Option Period will not exceed five (5) years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) ninety
(90) days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination; (ii) twelve (12) months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or
(iii) immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination; provided, however, that the Board or the Stock Option Committee may, in its discretion, extend or waive any expiration based (i), (ii) or (iii) above. . In the event of a merger or consolidation or other reorganization (a "Corporate Transaction") in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

           (f) OPTIONS NONTRANSFERABLE. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or in the case of an NSO, pursuant to a QDRO. During the lifetime of the Optionee, the Option will be exercisable only by him or her, or the transferee of an NSO if it was transferred pursuant to a QDRO.

           (g) QUALIFICATION OF STOCK. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

           (h) RESTRICTIONS ON TRANSFER OF OPTION STOCK.

           (i) GENERAL RULES ON PERMISSIBLE TRANSFER OF OPTION STOCK. Option Stock may be Transferred only after compliance with the specific limitations on the Transfer of Option Stock set forth below with respect to restrictions upon Transfer imposed by applicable state or federal securities laws, and certain undertakings of the transferee as set forth in subsection 6(h)(iii). All Transfers of Option Stock not meeting the conditions set forth in this subsection 6(h) are expressly prohibited.

           (ii) EFFECT OF PROHIBITED TRANSFER. Any prohibited Transfer, whether Voluntary or Involuntary, is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6(h), or exercise any other legal or equitable remedy.

           (iii) REQUIRED UNDERTAKING. Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under an Option Agreement and this Plan are adequately protected with respect to the Option Stock so Transferred. Such agreements may include, without limitation, the transferee's agreement to be bound by all of the terms of this Plan, and of the applicable Option Agreement, as if he or she were the original Optionee.

           (i) SPECIFIC RESTRICTIONS ON TRANSFER. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

           (i) SECURITIES ACT OF 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

           (ii) OTHER APPLICABLE LAWS. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

           (iii) INVESTMENT INTENT. (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

           (j) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, the Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

           (k) STOCK CERTIFICATES. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(k) have been complied with.

           (l) MARKET STANDOFF. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no holder of any shares of Option Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred and twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

           (m) NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government, by telecopier or nationally recognized overnight delivery service.

           (n) OTHER PROVISIONS. The Option Agreement may contain such other terms, provisions and conditions, including restrictions on the Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

           7. PROCEEDS FROM SALE OF STOCK. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

           8. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

           9. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the stockholders of the Company, increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

           10. COPIES OF PLAN. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.



Date Plan Approved by Stockholders: _________ _____, 2002

                                     ANNEX B

                    Pro Forma Balance Sheet and Related Notes


                    THE FIRST CONNECTICUT CAPITAL CORPORATION

                             PRO FORMA BALANCE SHEET

                               AS OF JUNE 30, 2002

                                   (Unaudited)

                                TABLE OF CONTENTS

                                                                     PAGE

             Pro Forma Balance Sheet                                   2

             Notes to Pro Forma Balance Sheet                          3




                    THE FIRST CONNECTICUT CAPITAL CORPORATION
                             PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 2002
                                 (IN THOUSANDS)

                                                               JUNE 30,   PRO FORMA        PRO FORMA
                                                                 2002     ADJUSTMENTS       BALANCES
                                                             -----------  ------------    -----------
                                                             (UNAUDITED)  (UNAUDITED)      (UNAUDITED)
ASSETS
   Cash and cash equivalents                                    $   921    $ 1,046    A     $ 2,219
                                                                               250    B

                                                                                 2    B
   Loans- net of allowance for loan losses of $590                1,654     (1,654)   A        --

   Loans due from related parties                                   225       (225)   A        --

   Loans held for sale                                            1,147     (1,147)   A        --

   Due from partnerships                                             56        (56)   A        --

   Accrued interest receivable                                       44        (44)   A        --

   Servicing rights                                                  75        (75)   A        --

   Fixed Assets                                                      14        (14)   A        --

   Deferred income taxes                                            170                         170

   Investment in partnerships                                        65        (65)   A        --

   Other Assets                                                      49        (49)   A        --
                                                                -------    -------          -------
          TOTAL ASSETS                                          $ 4,420    $(2,031)         $ 2,389
                                                                =======    =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

   Line of credit                                               $ 1,902    $(1,902)   A     $  --

   Accounts payable and other accrued expenses                      381       (381)   A        --
                                                                -------    -------          -------
          TOTAL LIABILITIES                                       2,283     (2,283)            --

STOCKHOLDERS' EQUITY
    Common stock, no par value, stated value $.50 per share
    authorized 3,000,000 shares, issued and outstanding
    1,173,382 shares at June 30, 2002 and 1,423,382 after the
    transaction                                                     587        125    B         712
   Additional paid-in capital                                     9,253        127    B       9,380

   Accumulated deficit                                           (7,703)      --             (7,703)
                                                                -------    -------          -------
          TOTAL STOCKHOLDERS' EQUITY                              2,137        252            2,389
                                                                -------    -------          -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 4,420    $(2,031)         $ 2,389
                                                                =======    =======          =======

See Notes 1 through 5, attached

NOTE 1 - ORGANIZATION

The First Connecticut Capital Corporation (the "Company") is engaged in the construction mortgage banking business, which involves the origination, purchase, sale and servicing of mortgage loans secured by residential or commercial real estate. The Corporation's revenues consist of loan servicing fees, loan origination fees, interest on mortgage loans held prior to sale and gains from the sale of loans and mortgage servicing rights. Mortgage loans that are originated or purchased by the Corporation may be resold. The Company also engages in mortgage servicing of its own Portfolio Loan Program, which includes the processing and administration of mortgage loan payments and remitting principal and interest to purchasers.

NOTE 2 - OVERVIEW OF THE TRANSACTIONS

The Company announced the execution of definitive agreements for the sale of its mortgage business (the "Asset Sale") to FCCC Holding Company, LLC, a company organized by members of the Board of Directors and management, including Lawrence Yurdin (the current President of the Corporation). The Asset Sale would include all of the assets (excluding cash and deferred income taxes) of the mortgage business, subject to the assumption of all liabilities and other obligations, including contingent liabilities.

The sale price, currently estimated to be the approximate net book value of the assets to be sold, will be an amount determined, in part, in accordance with an independent appraisal of the assets by a nationally recognized portfolio valuation company. The Asset Sale will be reviewed and determined to be fair pursuant to an opinion to be delivered by an NASD registered broker-dealer. The Purchaser (of which Lawrence Yurdin, the President of the Company, is a Member and Manager) expects to pay not less than the approximate book value for the Asset Sale held at the time of the closing if approved by the stockholders of the Company

Simultaneously with the proposed Asset Sale, the Company would issue and sell to Bernard Zimmerman, of Weston, Connecticut, and Martin Cohen, of New York City, New York or their affiliates, for a purchase price of $252,000 in cash, a total of 250,000 common shares of Common Stock, together with Five Year Warrants to purchase an additional 200,000 shares, exercisable at a price of $1 per share (collectively, the "Securities Sale"). Messrs. Zimmerman and Cohen may also purchase additional Common shares from other sources. Upon completion of the Securities Sale and purchases of Common Stock from certain unrelated sellers, Messrs. Zimmerman and Cohen will each own 188,300 shares and Warrants to purchase 100,000 shares at $1.00 per share.

Assuming consummation of the Asset Sale and the Securities Sale and after payment of expenses, the Company would have 1,423,382 shares outstanding, excluding shares reserved for outstanding options and warrants and total cash on hand of not less than $1,500,000, after payment of all fees, expenses related to the Asset Purchase and Stock Purchase transactions and liabilities of the Company . Pursuant to the terms of the proposed transactions, the Company will pay a cash dividend to stockholders 3 months after the closing, pro rata, based upon the then outstanding number of shares of the Company's common stock, of all cash (if any) on hand in excess of $1,500,000 after the closing of the Asset Sale and the Securities Sale and after payment of all fees, expenses and liabilities of the Company, provided such dividend equals or exceeds $.15 per share.

Pursuant to the terms of the agreements, Messrs Zimmerman and Cohen will designate three of the five nominees for election to the Company's Board of Directors and will supervise the day-to-day operations of the Company subsequent to the closing. In the event that the Company is unable to consummate a material merger or business combination transaction or series of transactions (defined as having an aggregate value in excess of $750,000) within 36 months of the closing of the asset sale (subject to a three month extension under certain circumstances), then the Company would be liquidated and would distribute its cash then on hand to the stockholders, pro rata.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following adjustments correspond to the pro forma adjustments included on the unaudited pro forma balance sheet as at June 30, 2002.

A. The Company sells to FCCC Holding Company, LLC, all of the assets (excluding cash and deferred income taxes) of the mortgage business at their approximate book value (the {"Asset Sale"), subject to the assumption of all liabilities and other obligations, including contingent liabilities.

B. Simultaneously, with the Asset Sale, the Company will issue and sell for a purchase price of $250,000, a total of 250,000 Common shares of the Company, and for a purchase price of $2,000, Five Year Warrants to purchase an additional 200,000 shares of Common Stock, exercisable at a price of $1 per share (collectively the "Securities Sale").

Upon closing of the Asset Sale and Securities Sale, the Company shall have no operating business.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

See March 31, 2002 audited financial statements for a complete summary of the Company's accounting policies.

 NOTE 5- REPRESENTATIONS

The Company makes no representations as to the net worth of the Corporation or the book value of its assets or business at the actual closing date currently anticipated to occur on or about October 31, 2002, subject to extension, which will be adjusted to reflect the results of operations for the period between June 30, 2002 and such closing date. The Pro Forma Balance Sheet does not take into account any post-closing dividend or the results of operations between June 30, 2002 and the actual closing date. The Company makes no representation as to the value, if any, of the deferred tax assets that the Company will retain after the closing.

                                     ANNEX C

                            Asset Purchase Agreement


                            ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement ("Agreement") is made this 28th day of June, 2002 by and between FCCC Holding Company, LLC, a limited liability company duly organized under the laws of the State of Connecticut ("Buyer"), The First Connecticut Capital Corporation, a corporation duly organized under the laws of the State of Connecticut ("Seller" or "Company").

           WHEREAS Seller is the owner of certain assets used in connection with the operation of its business; and

           WHEREAS, the members and managers of Buyer are or have been current officers and directors of the Seller and are familiar with the management and operations of the Seller; and

           WHEREAS Buyer desires to purchase the hereinafter described assets of Seller pursuant to the terms and conditions set forth herein; and

           WHEREAS Seller desires to sell and transfer such assets to Buyer pursuant to the terms and conditions set forth herein:

           NOW, THEREFORE, for and in consideration of the premises and mutual promises and covenants hereinafter contained, it is agreed between Buyer and Seller as follows:

           1. PURCHASE AND SALE OF ASSETS

           Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in, to and under those assets set forth in Schedule 1(a) (the "Assets"), attached hereto and deemed a part hereof.

           2. EFFECTIVE TIME. The transaction contemplated by this Agreement shall become effective as of 10 a.m. on the Closing Date, as defined hereinbelow, at which time the risk of loss with respect to the Assets shall pass to Buyer.

           3. PURCHASE PRICE.

           As consideration for the Assets being purchased hereby, Buyer shall

           (a) Pay to Seller on the Closing Date, by bank or certified check or by wire transfer of funds in an aggregate sum equal to the Fair Market Value of the Assets, as determined by an independent appraiser (the "Purchase Price");

           (b) Assume all of the liabilities of the Seller, including, but not limited to those as set forth and described on Schedule 3(b) (the "Liabilities") attached hereto and made a part hereof and indemnify and hold Seller harmless with respect thereto;

           (c) Assume and agree to satisfy, when due, all of the Seller's duties and obligations under and with respect to those certain contracts and agreements, set forth on Schedule 3(c) (the "Contracts"), attached hereto and made a part hereof and indemnify and hold Seller harmless with respect thereto; and

           (d) Assume and agree to discharge, when due, all debts, duties, liabilities and obligations of the Seller to the Seller's employees, including, but not limited to those listed on Schedule 3(d) attached hereto and made a part hereof as a result of their employment and any employment, benefit or compensation arrangement between such employees and the Seller (collectively, the "Employment Obligations") and indemnify and hold Seller harmless with respect thereto and execute any and all documents and instruments as may be reasonably necessary to effectuate the assumption of liabilities and indemnification of Seller set forth in Section 5.2.1 hereinbelow.

           4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

           4.1 REPRESENTATIONS AND WARRANTIES. Seller represents and warrants as follows:

           4.1.1 EXISTENCE/AUTHORIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of Connecticut

           4.1.2 CORPORATE POWER. The Seller has full power and authority to execute and deliver this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto, and, subject to shareholder approval, to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller to authorize it to execute, deliver and perform this Agreement and such other agreements, instruments and transactions contemplated hereby have been duly and properly taken, subject only to shareholder approval.

           4.1.3 BINDING OBLIGATION; GOVERNMENTAL CONSENTS. This Agreement has been duly executed and delivered by Seller, and such other agreements and instruments contemplated hereby when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject to shareholder approval as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of Seller hereunder and thereunder. All consents of governmental and other regulatory authorities and of other parties required to be received by or on the part of Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby have been obtained or shall be obtained prior to Closing. Without limiting the foregoing, Seller has made or shall make prior to Closing, all such filings and submissions which may be required under applicable law for Seller to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-laws of Seller; or
(ii) to Seller's knowledge, violate or constitute a default under any note, bond, mortgage, indenture, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which Seller is a party or by which any of their respective properties are bound. Other than the approval of Seller's shareholders, to Seller's knowledge, no other consent, approval, license, permit, or authorization of, or registration, declaration or filing with, any state or federal court, administrative agency or commission or other governmental authority or instrumentality, or of any other third party, is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than those that may be required solely by reason of Buyer's (as opposed to any third party's) participation in the transactions contemplated hereby.

           4.1.4 STATEMENTS AS TO KNOWLEDGE. All representations and warranties of Seller set forth herein which are qualified as to knowledge are deemed to be made after diligent inquiry by each party making such representations and warranties.

           4.2 COVENANTS. Seller covenants as follows:

           4.2.1 REAL PROPERTY. Seller shall cooperate with Buyer subsequent to the Closing so as to permit and assist Buyer to assume the existing obligations of Seller with respect to the lease covering the Seller's facilities located at 1000 Bridgeport Avenue, Shelton, CT (the "Lease"), subject to Buyer arranging for Landlord's consent to the assignment by Seller to Buyer of said Lease and Landlord releasing Seller from any obligations thereunder.

           4.2.2 INTELLECTUAL PROPERTY. Seller shall cooperate with Buyer subsequent to Closing to perfect Buyer's right and interest to any such patents, trademarks, trade names, service marks, service names, copyrights and applications therefor, programs (including source codes and other documentation) and other intellectual property owned by or registered in the name of, or used in the business of, Seller (collectively, the "Intellectual Property") including the registration thereof.

           4.2.3 TAXES. At Buyer's request and provided Buyer provides Seller with the necessary funds, Seller shall make, on Buyer's behalf, all appropriate remittances in connection with all federal, state, local and foreign or other taxes (including franchise taxes or fees) and assessments, measured by income or otherwise, any Social Security taxes, any direct tax, withholding tax, payroll tax, any stamp taxes, sales or use taxes and capital taxes, and customs charges, including all interest, penalties and additions imposed upon Seller for any period prior to the Closing Date (collectively, the "Taxes") which were due, owing, accrued or payable by Seller, but unpaid prior to the date of the Closing.

           4.2.4 NON-COMPETITION/NON-SOLICITATION. Seller shall not, directly or indirectly, for a period of one (1) year after the Closing Date, without prior express written consent of the Buyer:

           (i) Be engaged in any work or other activity anywhere in the State of Connecticut (the "Territory"), or if the business is located in another jurisdiction, conduct in the Territory, whether as owner, stockholder, partner, consultant, employer, employee or otherwise, a real estate construction mortgage lending business (the "Business").

           (ii) Either on behalf of itself or any other person, firm or company anywhere in the Territory, or if the business is located in another jurisdiction in the Territory, canvass or solicit business from or in any way interfere with any person, firm or company who shall at any time have been directly or indirectly a customer or customers of the Buyer or any of its affiliated companies with respect to the Business, nor

           (iii) Employ, solicit or endeavor to entice away from the Buyer or any affiliated companies any person who is or was an employee of such company during the two (2) years immediately preceding the Closing Date.

           4.2.5 DECLARATION OF DIVIDEND. Not later than ninety (90) days subsequent to the Closing, the Company shall distribute to its stockholders in the form of a dividend all of its cash that exceeds the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), after the payment of all costs, fees and expenses, billed or accrued, associated with the transactions contemplated and described by this Agreement and after provision for any unpaid obligations of the Seller arising prior to the Closing and excluding all cash derived from the sale of shares of the Company's Common Stock to Messrs Martin Cohen and Bernard Zimmerman and/or their affiliates (collectively, the "Investors"), as set forth and in described in that certain Stock Purchase Agreement between the Company and the Investors, of even date herewith, (the "Stock Purchase Agreement") provided that such dividend shall be payable only if it equals or exceeds fifteen cents ($.15) per outstanding share of Common Stock of the Company.

           4.2.6 CORPORATE NAME CHANGE. Immediately subsequent to the Closing, provided Seller's shareholders shall have approved, Seller will change its corporate name so that it no longer contains the words "First Connecticut Capital".

 5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

           5.1 REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as of the date hereof and at the Closing as follows:

           5.1.1 EXISTENCE. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Connecticut. Buyer has the corporate power to own and operate its properties and to carry on its business as it is now being conducted.

           5.1.2 POWER AND AUTHORITY. Buyer has full legal power and authority to execute and deliver this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by or on the part of the Buyer to authorize it to execute, deliver and perform this Agreement and such other agreements, instruments and transactions contemplated hereby have been duly and properly taken.

           5.1.3 BINDING OBLIGATION; GOVERNMENTAL CONSENTS. This Agreement has been duly executed and delivered by Buyer and constitutes, and such other agreements and instruments when duly executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of Buyer hereunder and thereunder. All consents of governmental and other regulatory authorities and of other parties required to be received by or on the part of either Buyer or Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby have been obtained. Without limiting the foregoing, Buyer and Seller each has made all such filings and submissions which may be required under applicable law for Buyer or Seller to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-laws of Buyer; or (ii) violate or constitute a default under any note, bond, mortgage, indenture, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which Buyer is a party or by which any of its properties are bound. No other consent, approval, license, permit, or authorization of, or registration, declaration or filing with, any state or federal court, administrative agency or commission or other governmental authority or instrumentality, or of any other third party, is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than those that may be required solely by reason of Seller's (as opposed to any third party's) participation in the transactions contemplated hereby, i.e. shareholder approval.

           5.1.4 BROKERS/FINDERS. Neither Buyer nor any of Buyer's directors, employees or agents has employed any broker, finder, investment banker or other person and none of the foregoing has incurred any liability for any brokerage fees, commissions or finders' fees to any other parties in connection with the transactions contemplated hereby. Without limiting any other indemnification set forth herein, Buyer hereby indemnifies Seller and holds Seller harmless from and against any and all claims, liabilities and/or causes of action for any brokerage fees, commissions, finder's fees or the like arising out of the transactions contemplated hereby.

           5.2 COVENANTS. Buyer hereby covenants to Seller the following:

           5.2.1 ASSUMPTION OF AND INDEMNIFICATION WITH RESPECT TO LIABILITIES. Without limiting any other indemnification set forth herein, as of the Closing Date, Buyer shall take all steps necessary to terminate or assume and cause Seller to be released from, and shall indemnify, defend and hold Seller harmless from and against any and all debts, claims, liabilities, obligations, actions and/or damages, related to any event or circumstance which occurred at any time prior or subsequent to the Closing relating to:

           (a) The Contracts;

           (b) Any liabilities or obligations of any nature related to any event or circumstance which occurred at any time prior to the Closing, including but not limited to (i) as set forth or reflected on the Seller's fiscal year 2001 and 2002 audited balance sheets or described in notes therein, including but not limited to Seller's line of credit with Hudson United bank and any other loan, or credit facility of which Seller is a borrower, guarantor or obligor , (ii) as disclosed in this Agreement or the Schedules or Exhibits hereto, (iii) as related to any purchase contracts or orders for inventory in the ordinary course of business consistent with past practice, and (iv) as incurred in the ordinary course of business consistent with past practice or otherwise between March 31, 2002 and the Closing Date and not in violation of this Agreement (collectively, the "Disclosed Liabilities');

           (c) The Taxes;

           (d) Any partnership, joint venture or similar entity of which Seller is a member of or participant (collectively, the "Affiliated Entities") , for which Buyer or an affiliate of Buyer shall as of the Closing, be substituted for Seller with respect to such membership or participation, as the case may be, and obtain a release of Seller from each such entity;

           (e) The Employment Obligations;

           (f) The Lease; and

           (g) Any loan participations in which Seller is a party.

           5.2.2 MINIMAL TANGIBLE NET WORTH. For the period commencing on the Closing Date and terminating on the third anniversary of the Closing Date, Buyer shall maintain a tangible net worth of not less than $1,000,000 and, not later than sixty (60) days after the expiration of each six (6) month period following the Closing, provide an Officer's Certificate of Buyer attesting to compliance with such net worth requirement.

           6. INDEMNIFICATION.

           6.1 INDEMNIFICATION BY SELLER. Without limiting any other indemnification set forth herein, Seller hereby agrees to indemnify and defend Buyer against and hold it harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Buyer to the extent arising from any breach of any representation, warranty or covenant of the Seller contained in this Agreement. In addition, Seller hereby agrees to indemnify Buyer against all liability for reasonable legal, accounting and other fees and expenses directly attributable to any such indemnification.

           6.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Seller against, and hold it harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Seller to the extent arising from any breach of any representation, warranty or covenant of Buyer set forth herein or arising from the conduct of the business relating to the Assets after the Closing. In addition, Buyer agrees to indemnify Seller against all liability for reasonable legal, accounting and other fees and expenses directly attributable to any such indemnification.

           7. DURATION OF REPRESENTATIONS. The representations, warranties, covenants and indemnities in this Agreement and in any other document delivered in connection herewith (other than those with respect to the Taxes, which shall continue until the expiration of each statutory period of limitations), shall continue until the close of business on the date which is two (2) years following the Closing Date, unless the specific provision herein for which indemnification is sought has a longer duration.

           8. CONFIDENTIAL INFORMATION.

           Each party agrees to maintain as confidential all information which is delivered to it by the other and agrees further not to disclose the same to any third party whatsoever or use any such information for any purpose except in connection with the implementation of the undertakings of the parties described herein, PROVIDED, HOWEVER, that the Seller may be required to release information concerning the transactions contemplated hereby in furtherance of its responsibilities as a publicly traded company.

           9. CLOSING. The Closing of the transactions contemplated hereby shall take place at the offices of Seller, 1000 Bridgeport Avenue, Shelton, Connecticut and shall occur on or about the tenth (10th) business day following the approval by the Seller's shareholders of the transactions contemplated and described by this agreement. If the Closing has not occurred on or prior to October 31, 2002, and the Buyer has not waived any conditions precedent, the obligation of Buyer to close the transactions contemplated hereby shall be null and void unless waived in writing by Buyer.

           10. CONDITIONS PRECEDENT TO CLOSING.


           (a) The obligation of Buyer to consummate the transactions contemplated herein and to perform its obligations hereunder on or prior to the Closing Date is, at the option of Buyer, subject to the following conditions, any or all of which may be waived by Buyer in whole or in part at or prior to the Closing:

           (i) no action or proceeding shall have been instituted or threatened or claim or demand made against Buyer or Seller before any court or other governmental body, seeking to restrain or prohibit, or to obtain damages with respect to, the consummation of the transactions contemplated hereby, or which, if adversely determined to Buyer or Seller, might have a material adverse effect on the Assets or the business, operations or prospects of Buyer or Seller;

           (ii) since March 31, 2002 there shall not have been any change, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the business of Seller or any suit, action or proceeding pending or threatened which, if adversely determined, would result in the loss of a material part of the Assets or would adversely affect Seller's business;

           (iii) Seller shall deliver to Buyer a certificate of an officer of Seller stating that the transactions contemplated hereby have been approved by Seller's stockholders;

           (iv) Seller shall deliver to Buyer a certificate executed by an authorized representative of Seller certifying that each of the representations, warranties and covenants of Seller herein shall be true and correct in all respects on the date hereof and on the Closing Date;

           (v) The execution by the counterparties to the Contracts, the Lease and the constituent documents of the Affiliated Entities of consents to the transfer of each such contract, agreement or instrument to the Buyer, to the extent required;

           (vi) Seller shall deliver to Buyer a certificate of an officer of Seller stating that the Seller's Board of Directors and shareholders have approved the transactions contemplated and described herein;

           (b) The obligation of Seller to consummate the transactions contemplated herein and to perform its obligations hereunder on and after the Closing Date is, at the option of the Seller, subject to the following conditions, any or all of which may be waived by Seller in whole or in part at or prior to the Closing:

           (i) no action or proceeding shall have been instituted or threatened or claim or demand made against Buyer or Seller before any court or other governmental body, seeking to restrain or prohibit, or seeking to obtain damages with respect to, the consummation of the transactions contemplated hereby;

           (ii) The Seller shall have received an appraisal from a qualified loan asset valuation company and a fairness opinion from an NASD registered Broker-Dealer confirming and certifying that the consideration to be paid by the Buyer for the Assets and the other terms and conditions of the transactions contemplated and described herein are fair and reasonable.

           (iii) Upon consummation of the transactions contemplated and described herein, the Seller shall have, net of all costs, fees and expenses associated with such transactions and after provision for any obligations of the Seller arising prior to the Closing, excluding all cash derived from the sale of shares of the Company's Common Stock to the Investors, as set forth and described in the Stock Purchase Agreement, not less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

           (iv) The Contracts, Disclosed Liabilities, Taxes, Affiliated Entities, Lease and Employment Obligations shall have been terminated or assumed by Buyer or Buyer shall have indemnified and held Seller harmless with respect to same to Seller's reasonable satisfaction.

           11. MISCELLANEOUS PROVISIONS.


           11.1 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such other documents, agreements or instruments and take such further action as may be reasonably requested by any other party hereto for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

           11.2 NOTICES. Any notices required or permitted hereunder shall be sufficiently given if in writing and personally delivered, by telecopy and confirmed by telephone, by nationally recognized overnight courier, or by certified or registered mail, postage prepaid, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

                 (a)        If to the Seller:
                            The First Connecticut Capital Corporation
                            1000 Bridgeport Avenue
                            Shelton CT  06484

                            With a copy to:
                            Duane L. Berlin, Esq.
                            Lev & Berlin, P.C.
                            535 Connecticut Avenue
                            Norwalk, CT  06851


                 (b)        If to Buyer:
                            FCCC Holding Company, LLC
                            1000 Bridgeport Avenue
                            Shelton, CT 06484
                            Attention: Lawrence R. Yurdin, President

                            With a copy to:
                            Michael L. Goldman, Esquire
                            Goldman & Gruder, L.L.C.
                            200 Connecticut Avenue
                            Suite 2F
                            Norwalk, CT 06854

All such notices shall be effective upon the earlier of receipt or, in the case of certified or registered mail, seven (7) days after depositing in the mail, postage prepaid, return receipt requested and addressed as shown above.

           11.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) represents the entire understanding and agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. This Agreement supersedes all prior agreements and arrangements between the parties hereto and their affiliates.

           11.4 SUCCESSORS AND ASSIGNS; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except as otherwise provided below, their respective successors and assigns. Nothing contained in this Agreement or in any of the Schedules or Exhibits hereto is intended to create any rights in any person or entity that is not a party to this Agreement and no person or entity shall be deemed to be a third party beneficiary hereof or thereof.

           11.5 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           11.6 APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without regard to the principles thereof relating to conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut.

           11.7 EXPENSES. Except as otherwise provided herein, the parties hereto shall pay their own respective fees and expenses, including without limitation, attorneys' fees.

           11.8 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

           11.9 PUBLICITY. Except as required by law or as part of Seller's responsibilities as a publicly traded corporation, none of the parties hereto shall issue any press release or make any other public statement or announcement relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties hereto to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, after the Closing Buyer and/or Seller may issue any such release, statement or announcement as it reasonably deems appropriate.

           11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by telecopied signatures with the same effect as original signatures.

           11.11 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referenced herein are incorporated herein by reference and shall be initialed by both parties in order to be deemed an integral part of this Agreement. The contents of such Schedules and Exhibits are deemed to be disclosures to Buyer by Seller. In the event that any Schedule or Exhibit provided for herein is incomplete or has not been prepared by Seller and attached hereto as of the execution and delivery of this Agreement, it shall be a condition precedent to Closing that such Schedule or Exhibit shall be in form and substance reasonably satisfactory to Buyer.

    EXECUTED as of the date first indicated above:
------------------------------------- ------------------------------------------
FCCC HOLDING COMPANY, LLC             THE FIRST CONNECTICUT CAPITAL CORPORATION
------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

By:_____________________________      By:_______________________________
Its:                                  Its:
------------------------------------- ------------------------------------------

                                     ANNEX D


--------------------------------------------------------------------------------
[LOGO]   CLAYTON                              2 Corporate Drive, Slton, CT 06484
                                                                 Ph 203.926.5600
                                                            www.claytongroup.com
--------------------------------------------------------------------------------

September 6, 2002

Mr. Lawrence Yurdin
First Connecticut Capital Corporation
1000 Bridgeport Avenue, First Floor
Shelton, CT 06484

RE: ESTIMATE OF VALUE-FIRST CONNECTICUT CAPITAL ASSET REPORT (2ND UPDATE)

Dear Larry:

           I have reviewed the updated spreadsheet titled "First Connecticut Capital Asset Report 30-Jun-02" for the purpose of putting an updated value on the portfolio. The portfolio has a retained balance of $3,046,541.95 as of June 30, 2002.

           Once again, although loan status changes (either positive or negative), have been negligible, lower interest rates have had a positive effect on the overall value of the portfolio. Using, the sixth month London Interbank Offered Rate (6 Month LIBOR) as a benchmark, we have increased our estimate 14.5 basis points, which is roughly half of the difference between 6 Month LIBOR in April 2002 (2.10%) and in August 2002 (1.815%). This equates to a lower range percentage price of 89.21% and a higher range price percentage of 92.21%. Thus, our opinion of the value is between $2,717,820.07 to $2,809,216.33. Subtracting the Hudson United Bank balance of $1,902,190.00, the portfolio has a Net Asset Value of between $815,630.07 and $907,026.33.

           The old SBIC loans (King Foods, JHB Realty Trust, Fire Island Haulage) still have severe property and borrower issues that negatively affect their value. We project their value to be between $43,550 and $91,761. This computes to a range of 6.97% to 14.68% of the $625,048.14 book balance. The breakdown appears below:


------------------------ ------------------ ---------------- -------------------
                                            LOW PRICE        HIGH PRICE
LOAN                     UPB
------------------------ ------------------ ---------------- -------------------
King Foods               $21,260.00         $1,224.58        $2,147.26
------------------------ ------------------ ---------------- -------------------
Fire Island Haulage      $473,069.00        $19,111.99       $42,789.09
------------------------ ------------------ ---------------- -------------------
JHB Realty Trust         $125,203.00        $22,774.43       $45,495.01
------------------------ ------------------ ---------------- -------------------

           Due to the relatively small number of loans and the short remaining terms, there is currently no market for the servicing rights and therefore no value given.

           Should you have any further questions concerning anything discussed above, please do not hesitate to contact me at (203) 926-5611. Thank you for using the services of The Clayton Group. Let us know if we can be of further assistance.

Sincerely,

/s/NEIL SPAGNA
--------------
Neil Spagna
Senior Vice President

                                                              LAWRENCE R. YURDIN
                                                                 PRESIDENT & CEO
                                       THE FIRST CONNECTICUT CAPITAL CORPORATION
                                                          1000 BRIDGEPORT AVENUE
                                                               SHELTON, CT 06484

Toll Free (800) 401-FCCC Phone (203) 944-5400
                                                              FAX (203) 944-5405




August 23, 2002

Mr. Neil Spagna
The Clayton Group, Inc.
2 Corporate Dive
Shelton, CT.  06484

RE:  First Connecticut Asset Report

Dear Neil,

Confirming our conversation today, it is understood that FCCC has the permission of the Clayton Group, Inc. to incorporate the First Connecticut Asset Report that the Clayton Group, Inc. prepared in our soon to be released proxy statement.

It is also understood that FCCC will reimburse the Clayton Group for any additional reasonable expense incurred for future time spent regarding this asset report.

We appreciate your assistance in this matter.

Very truly yours,


Lawrence R. Yurdin
President & CEO

LRY:kr

                                     ANNEX E

                          Connecticut General Statutes
                        (Sections 33-855 through 33-872)

PART XIII
DISSENTERS' RIGHTS


(A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:
(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(7) "Shareholder" means the record shareholder or the beneficial shareholder. (P.A. 94-186, S. 147, 215.)


SEC. 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
(1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;
(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or
(5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 148, 215; P.A. 96-271, S. 111, 254.)

SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (P.A. 94-186, S. 149, 215.)


(Return to TOC) (Return to Chapters) (Return to Titles)

SECS. 33-858 AND 33-859. Reserved for future use.


(B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections. (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862. (P.A. 94-186, S. 150, 215.)

SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.
(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 151, 215.)

SEC. 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.
(b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:
(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
(2) Inform holders of un-certificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and
(5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 152, 215.)

SEC. 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 153, 215.)

SEC. 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of un-certificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (P.A. 94-186, S. 154, 215.)

SEC. 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
(b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-868; and
(5) a copy of sections 33-855 to 33-872, inclusive. (P.A. 94-186, S. 155, 215;
P.A. 98-137, S. 9, 62; 98-219, S. 33, 34.)

SEC. 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on un-certificated shares.
(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure. (P.A. 94-186, S. 156, 215.)

SEC. 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(b) To the extent the corporation elects to withhold payment under subsection
(a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868. (P.A. 94-186, S. 157, 215.)

SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:
(1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;
(2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or
(3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on un-certificated shares within sixty days after the date set for demanding payment.
(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares. (P.A. 94-186, S. 158, 215.)

SECS. 33-869 AND 33-870. Reserved for future use.

(C) JUDICIAL APPRAISAL OF SHARES

SEC. 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867. (P.A. 94-186, S. 159, 215.)

SEC. 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.
(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (P.A. 94-186, S. 160, 215.)

                                     ANNEX F

                                Fairness Opinion

                             WESTWOOD PARTNERS, LTD
                              420 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10170


September 9,  2002

Board of Directors
The First Connecticut Capital Corporation
1000 Bridgeport Avenue
Shelton, CT. 06484
                              RE: FAIRNESS OPINION

Dear Members of the Board:

The First Connecticut Capital Corporation ("First Connecticut" or the "Company") and FCCC Holding Company, LLC, a Connecticut limited liability company, whose members comprise the board of directors of First Connecticut have entered into an Asset Purchase Agreement dated as of June 28, 2002 (the "Asset Purchase Agreement") relating to a certain transaction described herein. You have requested our opinion as to the fairness, from a financial point of view, of the transaction contemplated in connection with the Asset Purchase Agreement to the existing holders of the Company's outstanding shares of Common Stock (the "Common Stock"). The asset purchase transaction contemplated by and described in the Asset Purchase Agreement is herein sometimes referred to as the "Transaction".

Pursuant to the Asset Purchase Agreement, and subject to the conditions thereof, it is contemplated, among other things, that the Company will sell, transfer and assign to Holding all of the operating assets and the business of the Company (the "Assets"), excluding cash and certain deferred tax assets, the value of which (if any) cannot be determined at this time, in consideration of (1) the assumption by Holding of all liabilities, debts and obligations of the Company as at the date of closing and (2) the cash payment by Holding to the Company of an amount equal to the approximate net book value of the Assets as at the date of closing, as determined by the report of the Clayton Group, an independent appraiser of financial services assets ("Clayton"). Based upon Clayton's report, in the event that the Transaction had closed as of June 30, 2002, then, on a Pro Forma basis, the aggregate purchase price to be received by the Company would be $1,046,000, the approximate book value of the Assets, less cash and deferred tax assets.

While the parties to the Asset Purchase Agreement make certain customary representations and warranties with respect to their existence and ability to consummate the Transaction, the Company does not make any substantive representations or warranties with respect to the Assets. The obligations of the parties to close the transaction are subject to certain conditions, which include, among others:

           1. Approval of the Asset Purchase Agreement by the stockholders of the Company holding not less than the two-thirds of the issued and outstanding shares of Common Stock;

           2. Accuracy in all material respects of the representations and warranties contained in the Asset Purchase Agreement;

           3. Compliance in all material respects with all agreements and obligations of each of the Company and Holding that are required to be complied with before consummation of the Transaction;

           4. Receipt of any and all consents and waivers of third parties that are required to be obtained before the consummation of the Transaction;

           5. Assumption by Holding of all liabilities of the Company

           6. Absence of any law or injunction preventing the Transaction;

           7. Approval by the stockholders of the Company of:

               (i) The election of the five nominees for directors of the Company;

               (ii) That certain 2002 Equity Incentive Plan;

               (iii) That certain Stock Purchase Agreement (the Stock Purchase Agreement among the Company, Bernard Zimmerman & Co, Inc.("Zimmerman") and the Cohen Profit sharing Plan ("Cohen"); and

               (iv) The change of the Company's corporate name.

Westwood Partners, Ltd. has from time to time acted as financial advisor to the Company and has acted as its financial advisor in connection with the Transaction and will receive a fee for rendering this opinion pursuant to our engagement agreement with the Company dated February 11, 2000, as amended from time to time (the "Engagement Agreement"). In addition, as you know, Westwood's President is an of-counsel attorney to and our Vice President and Managing director is the Managing Partner of the law firm of Lev & Berlin, P.C., which has acted as special counsel to the Company in connection with the Transaction.

In arriving at our opinion expressed in this letter, we have, among other things:

               1. Reviewed the terms and conditions of the Asset Purchase Agreement and the agreements and instruments to be entered into pursuant thereto;

               2. Reviewed the Preliminary Proxy Statement dated September 13, 2002 (the "Proxy Statement") relating to the Annual Meeting of Shareholders to be held on or about October 31, 2002 and regarding, among other things, the approval of the Transaction;

               3. Analyzed certain historical business and financial information relating to the Company, including the Annual Reports on Form 10-KSB of the Company for each of its fiscal years ended March, 1996 through March, 2001, the Company's Quarterly Report on Form 10-QSB for its fiscal quarter ended June 30, 2002 and certain internal business and financial information prepared by management of the Company;

               4. Conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company as well as management's assessment of the prospects for the construction mortgage lending industry in general;

               5. Considered the views of the Company's management concerning the costs associated with continuing to operate the current business of the Company through a publicly traded corporation;

               6. Considered the current financial condition of the Company, including its current need for capital, alternatives for raising capital and the relative costs of such alternatives, the terms of its present credit facilities and the substantial resources required to continue the growth of the Company's business within a publicly traded corporation under present economic and market conditions; and

               7. Conducted such other financial studies, analyses and investigations as we deemed appropriate.

In addition to the specific information summarized above, our opinion expressed herein reflects our general familiarity with the Company as well as information regarding the current prospects for the Company and business combination alternatives available to it, which information we acquired during the course of our association with the Company, and, in particular, our engagement under the Engagement Agreement. Our opinion does not, however, constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company.

We have assumed and relied upon the accuracy and completeness of the financial and other information provided by the Company to us and, representations contained in the Asset Purchase Agreement, and the report of the Clayton Group and we have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the Assets. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of the Company as to the future financial performance of the Company. Furthermore, our opinions are based on economic, monetary and market conditions existing on this date. We express no opinion herein as to any matter other than the Transaction, including, without limitation, the Stock Purchase Agreement or any transaction contemplated or described therein.

Our engagement and the opinions expressed herein are solely for the benefit of the Company's Board of Directors and are not on behalf of, and are not intended to confer rights or remedies upon, Holding, Zimmerman, Cohen, any stockholders of the Company or any other person other than the Company's Board of Directors. Furthermore, the opinion rendered herein does not constitute a recommendation by our firm that any stockholder of the Company vote to approve the Transaction or any other matter discussed or described in the Proxy Statement.

Based on and subject to the foregoing and such other factors as we deemed relevant, including our assessment of economic, monetary and market conditions existing on the date of this letter, we are of the opinion that, as of this date, the Transaction is fair, from a financial point of view, to the current holders of the Company's Common Stock.

                                      Very truly yours,

                                      WESTWOOD PARTNERS, LTD.


                                      ----------------------------
                                      By: Duane L. Berlin
                                      Its:  Vice President and Managing Director

                             WESTWOOD PARTNERS, LTD
                              420 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10170


September 9,  2002

Board of Directors
The First Connecticut Capital Corporation
1000 Bridgeport Avenue
Shelton, CT. 06484

            RE: CONSENT TO ANNEX FAIRNESS OPINION TO PROXY STATEMENT



Gentlemen:

This will serve as our consent for you to annex our fairness opinion relating to the proposed sale of the assets of The First Connecticut Capital Corp. to that certain Proxy Statement dated September, 2002, provided that you agree to reimburse us with respect to any cost or expense arising out of or related to such annexation.


                                      Very truly yours,

                                      WESTWOOD PARTNERS, LTD.


                                      ----------------------------
                                      By: Duane L. Berlin
                                      Its:  Vice President and Managing Director

                                     ANNEX G

                            Stock Purchase Agreement

           STOCK PURCHASE AGREEMENT (the "Agreement") dated as of June 28, 2002, by and between The First Connecticut Capital Corporation, a Connecticut corporation (the "Company"), and the individuals and firms listed on the signature page of this Agreement (the "Purchasers"). The names and addresses and the Federal Employer Identification or Social Security Numbers of the Purchasers are also set forth on the signature page.

           In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SALE OF COMMON STOCK AND WARRANTS

           1.1 AUTHORIZATION. The Company, subject to shareholder approval, has authorized the sale and issuance to the Purchasers in the amounts set forth opposite their respective names on Exhibit A hereto of an aggregate of 250,000 shares of Common Stock (the "Shares") and 5-year Warrants (the "Warrants") to purchase an aggregate of 200,000 shares of Common Stock (the "Warrant Shares") initially exercisable at a price of $1.00 per share, the form of which shall be acceptable to the Company and the Purchasers.

           1.2 SALE AND ISSUANCE OF THE SHARES AND WARRANTS. Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchasers and the Purchasers will buy from the Company the Shares at a per share purchase price of $1.00 and the Warrants at a per Warrant purchase price of $.01.


SECTION 2. CLOSING DATE; DELIVERY.

           2.1 CLOSING DATE. The Closing, of the purchase and sale of the Shares and Warrants (together the "Securities") shall take place at the offices of Lev & Berlin, P.C. 535 Connecticut Avenue, Norwalk, Conn. 06854 at 10:00a.m., on the fifth business day following shareholder approval of this Agreement or at such other location, date, and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date") but in any event not later than October 31, 2002.

           2.2 DELIVERY AND PAYMENT. At Closing, the Company will deliver to the Purchasers a certificate or certificates, registered in each Purchaser's name, representing the number of Shares and Warrants to be purchased by each Purchaser at the Closing, against payment of the purchase price therefor, by (i) a certified or official bank check payable to the Company, (ii) by wire transfer per the Company's instructions, or (iii) by any combination of (i) and (ii) above. The Company shall not be obligated to issue and sell any Shares and Warrants unless all are purchased.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           The Company represents and warrants to the Purchasers as follows:

           3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized and validly existing and is in good standing under the laws of the State of Connecticut. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is necessary. Copies of the Certificate of Incorporation and Bylaws of the Company have been provided to Purchasers. Said copies are true, correct and complete and reflect all amendments now in effect.

           3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

           3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity except as set forth on Schedule 3.3 hereto.

           3.4 CAPITALIZATION. The authorized capital stock in the Company consists of 3,000,000 shares of Common Stock, no par value, stated value $.50 per share ("Common Stock") of which 1,173,382 shares are issued and outstanding and an aggregate of 160,000 shares of Common Stock are reserved for issuance under the Company's Stock Option Plans. Except as set forth in this Agreement, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws.

           3.5 AUTHORIZATION. All corporate action on the part of the Company and its directors (subject only to soliciting and obtaining stockholder approval) necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares and the performance of the Company's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; the Warrants have been duly authorized and, when delivered and paid for, shall be exercisable in accordance with their terms; the Warrant Shares have been duly and validly reserved and, when issued upon exercise of the Warrants will be validly issued, fully paid and nonassessable and the Shares, the Warrants and the Warrant Shares will be free of any liens or encumbrances other than restrictions under pertinent Federal and State securities laws, rules and regulations.

           3.6 REGISTRATION RIGHTS. Except as provided to the Purchasers and as set forth in this Agreement, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the "ACT") any of its outstanding securities or any of its securities which may hereafter be issued, including but not limited to, the Shares, the Warrants and Warrant Shares except as provided in this Agreement hereafter.

           3.7 GOVERNMENTAL CONSENT, ETC. No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company (except the filing of a definitive proxy statement with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC promulgated thereunder) is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares, the Warrants and the Warrant Shares or other transactions contemplated hereby or by the Sale Agreement hereinafter described, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares, the Warrants and the Warrant Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished by the Company, at its expense, in a timely manner.

           3.8 OFFERING. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Shares, the Warrants and the Warrant Shares constitute transactions exempt from the registration requirements of Section 5 of the Act.

           3.9 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

           3.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, or in any respect of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated hereby, and the issuance of the Shares, the Warrants and the Warrant Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would adversely affect the business of the Company or any of its properties or assets.

           3.11 SALE TRANSACTION. The Company is a party to an agreement of even date herewith, pursuant to which it is proposed that it will sell the assets comprising the Company's mortgage banking business (herein the "Business") in the manner described in and contemplated thereby (the "Sale Agreement"). The Sale Agreement has been executed and delivered by the Company and the performance thereof has been duly authorized by all required corporate action, subject to approval of the Company's shareholders at the Annual or a Special Meeting of Shareholders to be convened as promptly as practicable after the date hereof. The Sale Agreement is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, subject only to the aforesaid shareholders' approval. The representations and warranties made by the Company and the other parties thereto contained in the Sale Agreement are deemed incorporated herein as if made by the Company and such other parties and the Purchaser shall be a third party beneficiary thereof with the rights attendant thereto if there were any breach of, or misrepresentation contained in, any such representations or warranties.

           3.12 LITIGATION. There is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company, to which the Company or any employee of the Company is or may be named as a party or to which the Company's, or any such person's property is or may be subject, except collection proceedings or foreclosures in the ordinary course of the Company's business in which the Company is plaintiff. To the best of the Company's knowledge, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for all such matters, taken as a whole, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company.

           3.13 ISSUANCE TAXES. All taxes imposed by any taxing authority in connection with the issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date; however, Purchasers acknowledge their responsibility for any income, capital gain or similar tax arising out of the purchase or sale of the Securities or the exercise of the Warrants and that the Company has made no representation as to the tax consequences of said transactions.

           3.14 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. Neither the Company nor any of its officers, directors, employees, agents or other representatives, or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

           3.15 FINANCIAL STATEMENTS. The Balance Sheets of the Company as of March 31, 2001 and 2002, and the related statements of income, changes in stockholders' equity and cash flow for the fiscal years then ended, as restated in 2001, audited by Saslow Lufkin & Buggy, LLP, including related notes and schedules (the "Financial Statements") are true and complete in all material respects and fairly present in all material respects the financial position and results of operations of the Company as at said dates and for the periods then ended, except as to the unaudited Financial Statements, which are subject to customary year and audit adjustments, not material in amount. The Financial Statements have been prepared in accordance with generally accepted accounting principles, (GAAP), consistently applied, except the unaudited financial statements may not have complete notes.

           3.16 ABSENCE OF UNDISCLOSED LIABILITIES. The Financial Statements, as restated, make full and adequate provision for all material obligations, liabilities and commitments (fixed and contingent) of the Company as of the dates thereof, and the Company had no material obligations, liabilities or commitments (fixed or contingent) which were required to be set forth or reserved in the Financial Statements or notes thereto in accordance with GAAP and were not so set forth or reserved.

           3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the most recent Balance Sheet date, the Company has:

           (a) conducted its business only in the ordinary course;
           (b) not suffered any material adverse change in its financial condition or results of operations;
           (c) not incurred any material obligation, liability or commitment (fixed or contingent), except trade obligations in the ordinary course of business; and
           (d) not sold, transferred or leased any of its properties or assets or entered into any transaction other than in the ordinary course of business, except this Agreement and the Sale Agreement.

           3.18 TAX MATTERS. The Company has prepared and filed, or duly obtained extensions therefor, with the appropriate Federal, State or local government agencies, all tax returns required to be filed; the Company has paid all taxes shown on such returns to be payable or which have come due pursuant to any assessment, etc.; the provisions, if any, in the Financial Statements are sufficient for all accrued and unpaid taxes; and the Deferred Income Taxes item on the March 31, 2002 Balance Sheet is true and correct in all material respects.


           3.19 SEC REPORTS. The Company has filed and is current with all reports, including but not limited to, Form 10-K Annual Report and Form-10Q Quarterly Report, required to be filed with the SEC, and each such report is correct and complete in all material respects and provides the information required to be included therein pursuant to SEC rules and regulations under the Exchange Act.

           3.20 BROKERS OR FINDERS. The Purchasers have not and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees in connection with the transactions contemplated hereby.

           3.21 INSURANCE. The Company has delivered to Purchasers a schedule setting forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, key person, workers' compensation coverage and bond and surety arrangements) which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

           (a) The name, address, and telephone number of the agent.
           (b) The name of the insurer, the name of the policyholder, and the name of each covered insured.
           (c) The policy number and the period of coverage.
           (d) The scope (including an indication of whether the coverage is on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.
           (e) A description of any retroactive premium adjustments or other material loss-sharing arrangements.

           With respect to each such insurance policy; (i) the policy is valid, binding, enforceable and in full force and effect; (ii) neither the Company nor, to the best knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the best knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.

           3.22 DISCLOSURE. Neither this Agreement, nor any other written statement furnished to the Purchaser or its counsel in connection with the offer and sale of the Shares, the Warrants and the Warrant Shares or in connection with the Sale Agreement, including the proxy statement related thereto to be filed by the Company as contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Purchasers in writing that, to the best knowledge of the Company, materially adversely affects, the ability of the Company to perform this Agreement and the Sale Agreement or the other actions contemplated herein.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

           The Purchasers hereby severally represent and warrant to the Company as follows:

           4.1 BUSINESS AND FINANCIAL EXPERIENCE. Each Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of the Purchaser's purchase of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement. Each Purchaser's financial situation is such that he or it can afford to bear the economic risk of holding the Shares, the Warrants and the Warrant Shares for an indefinite period of time and suffer complete loss of such Purchaser's investment.

           4.2 INVESTMENT INTENT; BLUE SKY. Each Purchaser is acquiring the Shares, the Warrants and the Warrant Shares for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. Each Purchaser understands that the issuance of the Shares, the Warrants and the Warrant Shares has not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

           4.3 RULE 144. Each Purchaser acknowledges that the Shares, the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker", and the number of shares being sold during any three-month period not exceeding specified limitations. The Company makes no representation as to the future availability of any exemption from such registration requirements.

           4.4 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. Each Purchaser understands that the transfer of the Shares, the Warrants and the Warrant Shares, if applicable, is restricted by applicable state and federal securities laws, and that the certificates representing the Shares, the Warrants and the Warrant Shares will be imprinted with legends restricting transfer except in compliance therewith.

           4.5 ACCESS TO COMPANY INFORMATION. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Purchaser has also had an opportunity to ask questions of officers of the Company. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company's business, including the transactions contemplated by the Sale Agreement, but were not a thorough or exhaustive description.

           4.6 AUTHORIZATION. All action on the part of each Purchaser, the Purchaser's Board of Directors and stockholders or Trustees, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Shares, the Warrants and the Warrant Shares, if applicable, and the performance of all of such Purchaser's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each Purchaser, shall constitute the valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution of this Agreement and consummation by Purchasers of the transactions on their part contemplated herein will not breach or violate any order or judgment of any court or governmental agency or any contract or agreement to which any of the Purchasers is a party or may be bound.

           4.7 BROKERS OR FINDERS. The Company has not and will not incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

           4.8 NO VIOLATIONS, ETC. Neither Martin Cohen nor Bernard Zimmerman or any of the Purchasers has had a criminal conviction; been the subject of any regulatory enforcement action or any civil order or judgment involving financial fraud or wrongdoing; or been denied or had revoked any license or permit involving securities or any financial business.

SECTION 5. CONDITIONS TO CLOSING OF THE PURCHASERS.

           The Purchasers obligation to purchase the Shares and Warrants is, unless waived in writing by the Purchasers, subject to the fulfillment as of the Closing Date of the following conditions:

           5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

           5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company have been performed or complied with in all material respects.

           5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares, the Warrants and the Warrant Shares.

           5.4 SHAREHOLDER APPROVAL. The Company's shareholders shall have approved this Agreement, the Sale Agreement and the other matters requiring their approval as provided herein and in the Sale Agreement.

           5.5 SALE AGREEMENT. The Company shall have consummated the Sale Agreement in accordance with the terms and provisions thereof and upon consummation thereof, the Company shall have on hand not less than $1,250,000 in cash after payment of all of the Company's expenses, current or accrued, related to the transactions described herein and in the Sale Agreement, excluding cash to be derived from the sale of the Shares and Warrants as provided herein.

           5.6 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company executed by the President and Chief Executive Officer of the Company, dated as of the date of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

           5.7 BOARD OF DIRECTORS. Upon the Closing date, the number of directors constituting the Board of Directors of the Company shall initially be five (5) and shall consist of Lawrence Yurdin, Michael Goldman, Martin Cohen, Bernard Zimmerman and one additional individual to be designated by Messrs. Cohen and Zimmerman.

           5.8 2002 EQUITY INCENTIVE PLAN. The Board of Directors and shareholders of the Company shall have authorized and adopted a 2002 Equity Incentive Plan, in form and content satisfactory to the Purchasers, for officers, directors, key employees and consultants of the Company other than Messrs. Cohen and Zimmerman, covering an aggregate of 150,000 shares of the Company's authorized and unissued Common Stock.

           5.9 EMPLOYMENT AGREEMENTS. All of the Company's employment agreements or relationships, written or oral, shall have been cancelled as of the Closing Date and the Company shall have no liability or obligation for severance, accrued vacation, bonus or other payment of any kind to any current or past employee of the Company.

           5.10 OUTSTANDING STOCK OPTIONS. Each holder of an option to purchase Common Stock of the Company who holds an option which is exercisable after the Closing Date shall have agreed in writing with the Company that notwithstanding any term or provision of any such option that any shares acquired upon exercise of an option may not be publicly offered or sold for a period of eighteen (18) months after the Closing Date.

           5.11 SUCESSOR GENERAL PARTNER. The purchaser designated in the Sale Agreement shall provide for a successor general partner in any limited partnership in which the Company serves in such capacity and shall indemnify and hold harmless the Company from any claim or liability which it may incur by reason of having served in such capacity.

           5.12 RELEASES. Each of the officers and directors of the Company shall execute and deliver a general release in customary form in favor of the Company.

           5.13 LEGAL OPINION. The Purchaser shall have received an opinion of Lev & Berlin, P.C., counsel to the Company covering such matters as Purchasers reasonably may request.

           5.14 SHARE AND WARRANT CERTIFICATES. The Company shall have issued to the Purchasers certificates representing the Shares and Warrants in accordance with this Agreement.

           5.15 INVESTIGATION SATISFACTORY. The Purchasers shall be satisfied in all respects with the results of their investigation of the Company and the proposed sale of the Business as described in the proxy statement contemplated herein and the independent evaluation of the Business.

           5.16 EXPENSES. The Company shall have paid the expenses set forth in
Section 9.5.

           5.17 PROCEEDINGS. On or before the Closing Date, all actions, proceedings, instruments and documents required by, or on behalf of, the Company to execute, deliver and carry out this Agreement, and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Purchasers and their counsel.

           5.18 NO MATERIAL EVENT. The Purchasers shall not have discovered any material error in, misstatement of or omission to disclose any material fact relating to the Company or the Sale Agreement.

           5.19 REPORTS AND RETURNS. The Company shall have filed its From 10-K Annual Report for the fiscal year ended March 31, 2002 and such other periodic reports as may be required and shall have filed Federal and State tax returns for such fiscal year.


SECTION 6. CONDITIONS TO CLOSING OF THE COMPANY.

           The Company's obligation to issue and sell and issue the Shares and Warrants is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

           6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

           6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

           6.3 COHEN AND ZIMMERMAN CONSULTING ARRANGEMENTS. The Company and Messrs. Cohen and Zimmerman shall have executed and delivered Consulting Agreements in form and content reasonably satisfactory to the Company and Messrs. Cohen and Zimmerman.

           6.4 SALE AGREEMENT. The Company shall have consummated the Sale Agreement in accordance with the terms and provisions thereof.

           6.5 INVESTMENT. The Purchasers shall have tendered, in the aggregate, at the Closing, consideration of not less than $252,000 for the Shares and Warrants.

           6.6 LEGAL OPINION. The Company shall have received an opinion from Jay J. Miller, Esq., counsel to the Purchasers, covering such matters as the Company reasonably may request.

           6.7 SHAREHOLDER APPROVAL. The Company's shareholders shall have approved this Agreement, the Sale Agreement and the other matters requiring their approval as provided herein and in the Sale Agreement.

           6.8 PROCEEDINGS. On or before the Closing Date, all actions, proceedings, instruments and documents, by or on behalf of the Purchasers to execute, deliver and carry out this Agreement and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Company and its counsel.

           6.9 EXPENSES. The Company shall have paid the expenses set forth in
Section 9.5.

           6.10 COMPLIANCE CERTIFICATE. The Purchasers shall have delivered to the Company a certificate executed by each of the Purchasers dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2.


SECTION 7. COVENANTS OF THE COMPANY.

           The Company hereby covenants and agrees for the benefit of the Purchasers as follows:

           7.1 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, the Company shall prepare and file a proxy statement under the Exchange Act and pertinent rules and regulations, relating to an Annual or Special Meeting of Shareholders of the Company to be held to consider and act upon, among other matters, the authorization and approval of this Agreement and the Sale Agreement; the election of five (5) directors; the adoption of a 2002 Equity Incentive Plan; the change of the Company's corporate name; and such other matters as may properly come before the meeting; and use its best efforts to have such material distributed at the earliest practicable date.

           7.2 INDEPENDENT EVALUATION. The Company shall engage a recognized appraiser to prepare a "fairness opinion" relating to the sale of the Business to be included in the Company's proxy material.

           7.3 OTHER OFFERS. Pending consummation of the transactions contemplated herein and in the Sale Agreement, the Company shall not seek or solicit other purchasers of the Business or any equity interest in the Company or otherwise entertain any proposal therefor, subject, however, to the fiduciary responsibility of the Company's Board of Directors. In the event the Company's Board of Directors determines not to proceed with the transactions provided herein or the Sale Agreement, the Company shall reimburse the Purchasers promptly upon request for all of their costs and expenses, including counsel fees, incurred by Purchasers in connection with this Agreement and the transactions contemplated herein.

           7.4 REGULATORY REPORTS. The Company shall prepare and file timely with the SEC, State securities departments and other cognizant regulatory authorities, including the NASD, such reports or other filings as may be required in connection with the transactions contemplated herein and in the Sale Agreement.

           7.5 REGISTRATION. If, after the Closing, a business transaction is consummated between the Company and an unaffiliated person or firm, the Company, upon request of the holders of not less than fifty (50%) percent of the Shares and Warrants or Warrant Shares, if the Warrants have been exercised, shall prepare and file at its expense a Registration Statement under the Act on appropriate form to permit the holders of such Securities to publicly offer and sell such Securities in the prevailing market or in negotiated transactions and shall use its best efforts to cause such Registration Statement to become effective at the earliest practicable date. In such event, such persons shall provide the Company with such information as it reasonably may request and the Company and the selling security holders shall indemnify each other as the Company's counsel reasonably may request. The Company shall also file such documents as may be required by State securities agencies; however, the Company shall not be required to qualify in any jurisdiction or generally consent to service of process and also make such filings as the NASD may require, in each instance at the Company's expense. The selling security holders shall be responsible for any underwriting discounts or commissions in connection with their sales of Securities.

           7.6 SALE AGREEMENT PROVISIONS. The Company may not amend any term, provision or condition of the Sale Agreement nor waive any condition or requirement thereof except upon the prior written consent of the Purchasers. Without limiting the generality of the foregoing, the Company may not cancel or amend any insurance coverage which it has as of the date of this Agreement

SECTION 8. COVENANTS OF THE PURCHASERS.

           The Purchasers hereby covenant and agree for the benefit of the Company as follows:

           8.1 INVESTMENT REPRESENTATION. Each of the Purchasers represents and agrees that he or it is acquiring the Shares, the Warrants and Warrant Shares for investment for his or its sole account and not with a view towards the public distribution or resale thereof and shall not offer, sell, transfer or assign any of the Securities except in compliance with pertinent Federal and State securities laws, rules and regulations. Each Purchaser consents that an appropriate restrictive legend be imprinted on the certificates for the Shares, Warrants, and Warrant Shares and the Company's stock transfer agent shall be instructed to make appropriate notation on the Company's stock transfer ledger.

           8.2 SHAREHOLDER DISTRIBUTION. Not later than ninety (90) days after the Closing Date, Purchasers shall cause the Company to distribute to its shareholders a pro-rata cash dividend to the extent that the Company's cash on hand following closing of the Sale Agreement and after payment of all expenses, current or accrued, related to the transactions provided herein and in the Sale Agreement exceeds $1,250,000, but excluding cash to be derived from the sale of the Shares and Warrants to the Purchasers herein; provided such dividend is at least $.15 per share to all of the Company's shareholders.

           8.3 LIQUIDATION. In the event the Company fails to complete a material transaction or series of transactions within three (3) years of the Closing of the transactions provided herein and in the Sale Agreement, Purchasers shall take all steps reasonably required to cause the Company to dissolve and distribute its cash then on hand, pro-rata, to its shareholders. For purposes hereof, a material transaction shall be defined as having an aggregate value of not less than $750,000. If the Company, at the expiration of said three (3) year period is then involved in good faith negotiations to consummate a material transaction, then the obligation to distribute the Company's cash as aforesaid shall be extended for a period not to exceed ninety
(90) days to permit the completion of such negotiations.

           8.4 COOPERATION. The Purchasers shall cooperate reasonably with the Company and provide such information as the Company or its counsel reasonably may request to prepare proxy material and regulatory reports or other filings.

SECTION 9. MISCELLANEOUS.

           9.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Connecticut without regard to conflict of laws provisions.

           9.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and any other documents delivered pursuant hereto, including exhibits or schedules hereto constitute the full and entire understanding and agreement among the parties with regard to the subject hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

           9.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger or overnight express, addressed:

           (a) if to the Purchasers to the address or fax number listed after such Purchaser's name on the signature page or at such other address as such Purchaser shall have furnished to the Company with a copy to:

                       Jay J. Miller, Esq.
                       430 East 57th Street          Fax: 212-758-0624
                       Suite 5D
                       New York, NY  10022


           (b) if to the Company, to:

                       The First Connecticut Capital Corporation
                       1000 Bridgeport Avenue
                       Shelton, CT 06484             Fax: 203-944-5405


                       or at such other address as the Company shall have furnished to the Purchasers with a copy to:

                       Duane Berlin, Esq.
                       Lev & Berlin, P.C.
                       535 Connecticut Avenue
                       Norwalk, CT  06854            Fax: 203-854-1652

               Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

           9.4 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall nay waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

           9.5 EXPENSES. Each of the parties to this Agreement shall bear its own costs, expenses and professional fees in connection with the negotiation and consummation of the terms hereof; however, if the transactions contemplated herein were not consummated for any reason other than Purchasers inability or unwillingness (except for a breach by the Company of its representations, warranties or obligations herein or a default by Buyer under the Sale Agreement, including the failure of Buyer to obtain all necessary consents of third parties) to perform their obligations herein or the failure by the Company's shareholders to authorize and approve the transactions contemplated herein and in the Sale Agreement, the Company shall reimburse the Purchasers, promptly upon request, for all of their expenses, including counsel or other professional fees, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein, but in an amount not to exceed $35,000.

           9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

           9.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

           9.8 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           9.9 SURVIVAL OF WARRANTIES. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

           9.10 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as the case may be.

           9.11 FURTHER ASSURANCES. Each party hereto agrees to do all acts and things, and to make, execute and delivery such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.


           IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.


PURCHASERS:


-----------------------------------

Name:

Address:
Fax No.
------------------------------------

Name:

Address:
Fax No.


The First Connecticut Capital Corporation



By:_________________________________

Lawrence Yurdin

President and Chief Executive Officer

           To induce Purchasers to execute and deliver this Agreement and to perform their obligations hereunder, the undersigned hereby agree to vote all of their shares of Common Stock of the Company in favor of the transactions provided herein at the Annual or a Special Meeting of Shareholders of the Company contemplated herein.


------------------------------



------------------------------



------------------------------

                                    EXHIBIT A




PURCHASER                               SHARES                    WARRANTS

Bernard Zimmerman & Co. Inc.            25,000                    100,000
18 High Meadow Road
Weston, Conn. 06883

EIN # 13-2736451

Martin Cohen, Trustee                  125,000                    100,000
Cohen Profit Sharing Plan
27 E. 65th Street
Apartment 11A
New York, NY    10021

EIN # 22-3415892